                                                                    EXHIBIT 10.1


================================================================================


                       AMENDED AND RESTATED LOAN AGREEMENT




                          Dated as of December 14, 2001


                                      among


                          WHEELING ISLAND GAMING, INC.

                                  as Borrower,

              The Lenders and Syndication Agent referred to herein

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                        for itself and the other Lenders.


                         BANC OF AMERICA SECURITIES LLC

                      Lead Arranger and Sole Book Manager.


================================================================================

                                TABLE OF CONTENTS


                                                                                                           PAGE
Article 1
         DEFINITIONS AND ACCOUNTING TERMS.....................................................................2
         1.1      Defined Terms...............................................................................2
         1.2      Use of Defined Terms.......................................................................26
         1.3      Accounting Terms...........................................................................26
         1.4      Rounding...................................................................................26
         1.5      Exhibits and Schedules.....................................................................27
         1.6      References to "and its Subsidiaries".......................................................27
         1.7      References to Times........................................................................27
         1.8      Miscellaneous Terms........................................................................27

Article 2
         LOANS AND LETTERS OF CREDIT.........................................................................28
         2.1      Loans-General..............................................................................28
         2.2      Base Rate Loans............................................................................29
         2.3      LIBOR Loans................................................................................29
         2.4      Letters of Credit..........................................................................30
         2.5      Voluntary Reduction of Commitment..........................................................33
         2.6      Scheduled Reductions of Commitment.........................................................33
         2.7      Mandatory Reductions of Commitment.........................................................33
         2.8      Optional Increases to the Commitment.......................................................34
         2.9      Administrative Agent's Right to Assume Funds Available for Advances........................35

Article 3
         PAYMENTS AND FEES...................................................................................37
         3.1      Principal and Interest.....................................................................37
         3.2      Upfront Fee................................................................................38
         3.3      Administrative Agency Fees.................................................................38
         3.4      Commitment Fees............................................................................38
         3.5      Letter of Credit Fees......................................................................38
         3.6      Increased Commitment Costs.................................................................39
         3.7      LIBOR Costs and Related Matters............................................................39
         3.8      Late Payments..............................................................................43
         3.9      Computation of Interest and Fees...........................................................43
         3.10     Non-Business Days..........................................................................43
         3.11     Manner and Treatment of Payments...........................................................43
         3.12     Funding Sources............................................................................44
         3.13     Failure to Charge Not Subsequent Waiver....................................................44
         3.14     Administrative Agent's Right to Assume Payments Will be Made by
                  Borrower...................................................................................45

         3.15     Fee Determination Detail...................................................................45
         3.16     Survival...................................................................................45

Article 4
         REPRESENTATIONS AND WARRANTIES......................................................................46
         4.1      Existence and Qualification; Power; Compliance With Laws...................................46
         4.2      Authority; Compliance With Other Agreements and Instruments and
                  Government Regulations.....................................................................46
         4.3      No Governmental Approvals Required.........................................................47
         4.4      Subsidiaries...............................................................................47
         4.5      Financial Statements.......................................................................47
         4.6      No Material Adverse Effects................................................................48
         4.7      Title to Property..........................................................................48
         4.8      Intangible Assets..........................................................................48
         4.9      Public Utility Holding Company Act.........................................................48
         4.10     Litigation.................................................................................48
         4.11     Binding Obligations........................................................................48
         4.12     No Default.................................................................................48
         4.13     ERISA......................................................................................49
         4.14     Regulations T, U and X; Investment Company Act.............................................49
         4.15     Disclosure.................................................................................49
         4.16     Tax Liability..............................................................................49
         4.17     Projections................................................................................50
         4.18     Hazardous Materials........................................................................50
         4.19     Applicable Regulations.....................................................................50
         4.20     Security Interests.........................................................................50
         4.21     Solvency...................................................................................50
         4.22     Collateral and Guarantees..................................................................50
         4.23     Senior Indebtedness........................................................................50

Article 5
         AFFIRMATIVE COVENANTS
         (OTHER THAN INFORMATION AND
         REPORTING REQUIREMENTS).............................................................................52
         5.1      Payment of Taxes and Other Potential Liens.................................................52
         5.2      Preservation of Existence..................................................................52
         5.3      Maintenance of Properties..................................................................52
         5.4      Maintenance of Insurance...................................................................52
         5.5      Compliance With Laws.......................................................................53
         5.6      Inspection Rights..........................................................................53
         5.7      Keeping of Records and Books of Account....................................................53
         5.8      Compliance With Agreements.................................................................53
         5.9      Use of Proceeds............................................................................53
         5.10     Hazardous Materials Laws...................................................................54

         5.11     Completion of Expansion Project............................................................54
         5.12     Construction Matters.......................................................................54
         5.13     Delivery of Plans, Budget and Timetable....................................................55

Article 6
         NEGATIVE COVENANTS..................................................................................56
         6.1      Prepayment of Indebtedness.................................................................56
         6.2      Prepayment of Certain Obligations..........................................................56
         6.3      Hostile Tender Offers......................................................................57
         6.4      Mergers, Acquisitions, Sales of Assets, Etc................................................57
         6.5      Distributions and Management Fees..........................................................57
         6.6      ERISA......................................................................................58
         6.7      Change in Nature of Business...............................................................58
         6.8      Liens and Negative Pledges.................................................................58
         6.9      Indebtedness...............................................................................58
         6.10     Contingent Obligations.....................................................................59
         6.11     New Subsidiaries...........................................................................59
         6.12     Transactions with Affiliates...............................................................59
         6.13     Leverage Ratio.............................................................................59
         6.14     Fixed Charge Coverage Ratio................................................................60
         6.15     Capital Expenditures.......................................................................60
         6.16     Acquisitions and Investments...............................................................61
         6.17     New Subsidiaries...........................................................................61
         6.18     Senior Unsecured Notes.....................................................................61
         6.19     Construction Covenants.....................................................................61

Article 7
         INFORMATION AND REPORTING REQUIREMENTS..............................................................63
         7.1      Financial and Business Information.........................................................63
         7.2      Compliance Certificates....................................................................66

Article 8
         CONDITIONS..........................................................................................67
         8.1      The Effective Date.........................................................................67
         8.2      Any Advance................................................................................69

Article 9
         EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT................................................70
         9.1      Events of Default..........................................................................70
         9.2      Remedies Upon Event of Default.............................................................72

Article 10
         THE ADMINISTRATIVE AGENT............................................................................75
         10.1     Appointment and Authorization..............................................................75

         10.2     Administrative Agent and Affiliates........................................................75
         10.3     Proportionate Interest in any Collateral...................................................75
         10.4     Lenders' Credit Decisions..................................................................75
         10.5     Action by Administrative Agent.............................................................76
         10.6     Liability of Administrative Agent..........................................................77
         10.7     Indemnification............................................................................78
         10.8     Successor Administrative Agent.............................................................78
         10.9     Foreclosure on Collateral..................................................................78
         10.10    No Obligations of Borrower.................................................................79
         10.11    Permitted Release of Collateral............................................................79

Article 11
         MISCELLANEOUS.......................................................................................80
         11.1     Cumulative Remedies; No Waiver.............................................................80
         11.2     Amendments; Consents.......................................................................80
         11.3     Costs, Expenses and Taxes..................................................................81
         11.4     Nature of Lenders' Obligations.............................................................81
         11.5     Survival of Representations and Warranties.................................................82
         11.6     Notices....................................................................................82
         11.7     Execution of Loan Documents................................................................82
         11.8     Binding Effect; Assignment.................................................................82
         11.9     Right of Setoff............................................................................85
         11.10    Sharing of Setoffs.........................................................................85
         11.11    Indemnity by Borrower......................................................................86
         11.12    Nonliability of the Lenders................................................................87
         11.13    No Third Parties Benefitted................................................................87
         11.14    Confidentiality............................................................................87
         11.15    Further Assurances.........................................................................88
         11.16    Principles of Restatement..................................................................88
         11.17    Governing Law..............................................................................88
         11.18    Severability of Provisions.................................................................89
         11.19    Headings...................................................................................89
         11.20    Time of the Essence........................................................................89
         11.21    Foreign Lenders and Participants...........................................................89
         11.22    Waiver of Right to Trial by Jury...........................................................89
         11.23    Purported Oral Amendments..................................................................90

SCHEDULES AND EXHIBITS

Schedule 4.1               Ownership of Borrower
Schedule 4.3               Governmental Approvals
Schedule 4.4               Subsidiaries
Schedule 4.8               Intangible Assets
Schedule 4.17              Projections
Schedule 4.18              Hazardous Materials
Schedule 6.8               Existing Liens
Schedule 6.9               Existing Indebtedness
Schedule 6.19              Material Amenities of the Proposed Expansion



Exhibit A         -        Assignment Agreement
Exhibit B         -        Compliance Certificate
Exhibit C         -        Note
Exhibit D         -        Request for Letter of Credit
Exhibit E         -        Request for Loan

                       AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of December 14, 2001

            This Amended and Restated Loan Agreement is entered into by and among Wheeling Island Gaming, Inc., a Delaware corporation, each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Lenders" and individually, a "Lender") and Bank of America, N.A., as Administrative Agent for itself and for the other Lenders, with reference to the following facts:

            A. Wheeling Downs Racing Association, Inc., a West Virginia corporation (the "Prior Borrower") heretofore entered into a Loan Agreement dated as of June 30, 2000 among the Prior Borrower, the lenders described therein, and Bank of America, N.A., as Administrative Agent, pursuant to which a $20,000,000 revolving credit facility was made available to the Prior Borrower (as amended, the "Existing Loan Agreement"). Pursuant to an Assignment Agreement dated as of September 7, 2000, WesBanco Bank, Inc. became a lender under the Existing Loan Agreement (Bank of America, N.A. and WesBanco Bank, Inc. in their capacity as Lenders under the Existing Loan Agreement, collectively, the "Existing Lenders").

            B. As of November 27, 2001, the Prior Borrower merged with and into the Borrower, with the Borrower as the survivor of such merger.

            C. Substantially concurrently herewith, Borrower has issued not less than $125,000,000 in senior unsecured notes (the "Senior Unsecured Notes", and such issuance, the "Senior Unsecured Note Issuance") and concurrently with the effectiveness hereof Borrower shall use the proceeds thereof (i) to redeem all of the Borrower's capital stock now owned by WHX Entertainment (the "WHX Entertainment Redemption") pursuant to the Stock Redemption Agreement, (ii) to repay the outstanding Indebtedness under the Existing Loan Agreement, (iii) to pay related transactional expenses, and (iv) thereafter for general corporate purposes.

            D. Borrower has indicated its intention to expand its existing facilities at its Wheeling Downs facility located at Wheeling, West Virginia, to include (i) additional gaming space sufficient to accommodate 550 additional slot machines (ii) the installation of approximately 550 additional slot machines, (iii) additional restaurant and bar facilities; (iv) an approximately 150 room hotel with related conference facilities and (v) a covered parking facility all in accordance with the Plans, Budget and Timetable to be submitted to the Administrative Agent (the "Expansion Project").

            E. By this Agreement, Borrower and the Lenders party to the Existing Loan Agreement desire to admit Wells Fargo Bank, N.A., as an additional Lender, to increase the Commitment from $20,000,000 to $40,000,000 and to amend and restate the Existing Loan Agreement in its entirety as set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    Article 1
                        DEFINITIONS AND ACCOUNTING TERMS

      1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

            "ACQUISITION" means any transaction, or any series of related transactions, by which Borrower directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquires control of a 50% or more ownership interest in any partnership, limited liability company or joint venture.

            "ADJUSTED INTEREST EXPENSE" means, (a) as of the last day of each of the first four Fiscal Quarters ending after the Effective Date, (i) Average Total Debt determined as of that date TIMES (ii) the combined weighted average interest rate per annum for such Total Debt as of the last day of such Fiscal Quarter, and (b) as of the last day of each subsequent Fiscal Quarter, Interest Expense for the four Fiscal Quarter period ending on that date.

            "ADMINISTRATIVE AGENT" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

            "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

            "ADMINISTRATIVE SERVICES AGREEMENT" means the Administrative Services Agreement dated as of December 14, 2001 by and between Borrower, Sportsystems and Delaware North, as amended from time to time.

            "ADVANCE" means any advance made or to be made by any Lender to Borrower as provided in Article 2, and includes each Base Rate Advance, each LIBOR Advance and any Advances under the Existing Loan Agreement outstanding on the Effective Date.

            "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person that owns, directly or indirectly, 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 20% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

            "AGGREGATE EFFECTIVE AMOUNT" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the SUM of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Lender PLUS (b) the aggregate amounts paid by the Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.4(d) and not the subject of Advances made pursuant to Section 2.4(e).

            "AGREEMENT" means this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

            "APPLICABLE REGULATIONS" means all Laws pursuant to which any Regulatory Board possesses regulatory, licensing or permit authority over gambling, gaming, casino, wagering, parimutuel and other similar activities conducted by Borrower or any of its Subsidiaries within its jurisdiction.

            "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit A.

            "AVERAGE TOTAL DEBT" means, as of the last day of any Fiscal Quarter, the arithmetic average of the Total Debt as of that date and as of the last day of each of the two previous constituent fiscal months in that Fiscal Quarter, PROVIDED that for the first Fiscal Quarter ending following the Effective Date, the principal amount of the Unsecured Senior Notes and the Obligations incurred on the Effective Date shall be included in the Total Debt as of each such date on a pro forma basis (but without duplication).

            "BANK OF AMERICA" means Bank of America, N.A., its successors and assigns.

            "BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the HIGHER OF (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1%. Interest shall accrue on an actual/365-366-day basis and shall be payable quarterly in arrears.

            "BASE RATE ADVANCE" means an Advance made hereunder and specified to be a Base Rate Advance in accordance with Article 2 and includes all Advances outstanding on the Effective Date.

            "BASE RATE LOAN" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Article 2.

            "BASE RATE MARGIN" means, for the initial Pricing Period 1.75% per annum and, for each subsequent Pricing Period, the percentage per annum set forth opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing Period:


                  Leverage Ratio                      Base Rate Margin
                  --------------                      ----------------

                  Greater than or equal to 3.50:1.00        2.00%

                  Less than 3.50:1.00 but greater           1.75%
                  than or equal to 3.00:1.00

                  Less than 3.00:1.00 but greater           1.25%
                  than or equal to 2.50:1.00

                  Less than 2.50:1.00 but greater           1.00%
                  than or equal to 2.00:1.00

                  Less than 2.00:1.00                       0.75%


            "BORROWER" means Wheeling Island Gaming, Inc., a Delaware corporation which is the successor to the Prior Borrower, its successors and permitted assigns. It is acknowledged that, pursuant to Section 11.8(a), Borrower may assign the Commitment to a limited liability company to be formed.

            "BORROWER SECURITY AGREEMENT" means the Amended and Restated Borrower Security Agreement executed and delivered by Borrower on the Effective Date in favor of the Administrative Agent for the benefit of the Creditors, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

            "BUDGET" means the budget for the design, development and construction of the Expansion Project submitted to and approved by the Administrative Agent pursuant to Section 5.13.

            "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, OTHER THAN a day on which banks are authorized or required to be closed in California and West Virginia.

            "CAPITAL EXPENDITURE" means any expenditure that is considered a capital expenditure under Generally Accepted Accounting Principles, INCLUDING any amount which is required to be treated as an asset subject to a Capital Lease Obligation.

            "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

            "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

            "CASH EQUIVALENTS" means, when used in connection with any Person, that Person's Investments in:

            (a) Government Securities due within one year after the date of the making of the Investment;

            (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group, in each case due within one year from the making of the Investment;

            (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment;

            (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least

$500,000,000, in each case due within one year after the date of the making of the Investment; and

            (e) readily marketable commercial paper or master notes of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (C) or (D) above given on the date of such Investment a credit rating of at least P-2 by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Ratings Group, in each case due within 90 days after the date of the making of the Investment.

            "CERTIFICATE OF A RESPONSIBLE OFFICIAL" means a certificate signed by a Responsible Official of the Person providing the certificate.

            "CHANGE OF CONTROL" means the occurrence of any of the following:

            (a) Delaware North fails to own (directly or indirectly), beneficially and of record, and control the power to vote at least a majority of the issued and outstanding capital stock of Borrower; or

            (b) Delaware North fails to control (directly or indirectly) the management of the affairs of the Borrower (including without limitation, any failure of Delaware North or its wholly-owned Subsidiaries to be the managing member of any limited liability company which assumes the Obligations pursuant to Section 11.8(a); or

            (c) any event which constitutes a "Change of Control" or "Change in Control" or similar event with respect to Indebtedness of Borrower or any of its Subsidiaries in a principal amount which is in excess of $1,000,000, in the aggregate which permits the holders thereof to accelerate the maturity of such Indebtedness or require the prepayment thereof prior to the stated or final maturity thereof.

            "CLOSING DATE" means June 30, 2000.

            "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

            "COLLATERAL" means all of the collateral covered by the Collateral Documents, including without limitation the personal property, improvements, fixtures and real property constituting Wheeling Downs and the Expansion Project.

            "COLLATERAL DOCUMENTS" means, collectively, the Deeds of Trust, the Borrower Security Agreement, the Subsidiary Security Agreement, and each other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrower or any other Obligor to secure the Obligations.

            "COMMITMENT" means, subject to any increase or decrease in the amount thereof pursuant to Sections 2.5, 2.6, 2.7 or 2.8, $40,000,000.

            "COMMITMENT FEE RATE" means, for the initial Pricing Period, 0.625% per annum and for each subsequent Pricing Period, the percentage per annum set forth opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing Period:


            Leverage Ratio                                Commitment Fee Rate
            --------------                                -------------------
            Greater than or equal to 3.00:1.00                   0.625%

            Less than 3.00:1.00                                  0.50%

            "COMPLETION DATE" means the date upon which (a) the Expansion Project has been completed in accordance with applicable laws, the Plans and the Budget, (b) Borrower has obtained all necessary material licenses, permits and approvals required in connection with the operation of the amenities described in the Plans, (c) the Expansion Project, including all material amenities described in the Plans, is open and ready to accommodate hotel guests and patrons and (d) Borrower has delivered a certificate executed by a Senior Officer, certifying each of the foregoing.

            "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit B, properly completed and signed by a Senior Officer of Borrower.

            "CONSTRUCTION CONSULTANT" means, Professional Associates Construction Services, the construction consultant engaged by the Administrative Agent to review the progress of the Expansion Project on behalf of the Lenders.

            "CONSTRUCTION PROGRESS REPORT" means a report prepared by the Construction Consultant in a form which is reasonably acceptable to the Administrative Agent describing the progress of construction of the Expansion Project, which report shall include an analysis and comparison of the progress of construction to the Budget.

            "CONTINGENT OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the condition or maintenance of the financial condition of, such other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation, any interest rate swap agreement, forward contract or other arrangement of such Person, or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

            "CREDITORS" means, collectively, the Administrative Agent, the Syndication Agent, the Issuing Lender and the Lenders.

            "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

            "DEEDS OF TRUST" means (i) the Amended and Restated Deed of Trust, Assignment of Rents and Fixture Filing executed and delivered on the Effective Date by Borrower with respect to Wheeling Downs, (ii) the Deed of Trust, Assignment of Rents and Fixture Filing executed and delivered on the Effective Date by Wheeling Land Development Corporation with respect to the proposed location of Borrower's kennels for Wheeling Downs in Brooke County, West Virginia to secure its guaranty of the Obligations,
      (iii) the Deed of Trust, Assignment of Rents and Fixture Filing executed and delivered on the Effective Date by Wheeling Land Development Corporation with respect to certain other land in Ohio County, West Virginia to secure its guaranty of the Obligations, and (iv) each other mortgage or deed of trust hereafter delivered pursuant to this Agreement, in each case either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

            "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

            "DEFAULT RATE" means the interest rate prescribed in Section 3.8.

            "DELAWARE NORTH" means Delaware North Companies, Incorporated, a Delaware corporation, and its successors.

            "DESIGNATED EURODOLLAR MARKET" means, with respect to any LIBOR Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Lenders.

            "DISBURSEMENT ACCOUNT" means a deposit account designated by Borrower by written notification to the Administrative Agent.

            "DISPOSITION" means the voluntary sale, transfer or other disposition of any asset of Borrower or any of its Subsidiaries OTHER THAN
      (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or its Subsidiaries, (b) equipment (including any aircraft) sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or its Subsidiaries, (c) leases of retail space by Borrower, as lessor, in the ordinary course of the business of Borrower and in a manner consistent with other similarly situated businesses, (d) a disposition to Borrower or any of its Subsidiaries, (e) Distributions permitted by Section 6.5, and (f) other transactions involving the sale, transfer or other disposition, in one transaction or a series of related transactions, of Property having a value of not more than $500,000 in any such transaction or series of related transactions (and in any event having a value of not more than $5,000,000 during the term of this Agreement).

            "DISTRIBUTION" means, with respect to shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase, or other acquisition for Cash or for Property by such Person of any such security,
      (ii) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution, and (iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security. It is understood that payments under the Administrative Services Agreement shall not be considered to be Distributions.

            "DOLLARS" or "$" means United States dollars.

            "EBITDA" for any period means Borrower's consolidated (a) net income, PLUS, to the extent deducted in arriving at net income, (b) Interest Expense, plus (c) the aggregate amount of federal, state and local taxes on or measured by income (whether or not payable during that period), PLUS (d) depreciation and amortization expenses, PLUS (e) non-cash non-recurring expenses, in each case as determined in accordance with Generally Accepted Accounting Principles.

            "EFFECTIVE DATE" means the date upon which each of the conditions precedent set forth in Section 8.1 to the effectiveness hereof are satisfied or waived. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Effective Date.

            "ELIGIBLE ASSIGNEE" means, (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or
      (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or
      (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

            "EURODOLLAR BASE RATE" means, with respect to any LIBOR Loan, the average per annum interest rate at which deposits in Dollars would be offered for the applicable Interest Period by major banks in the Designated Eurodollar Market, as shown on the Telerate Page 3750 (or such other page as may replace it) at approximately 11:00 a.m. London time two Eurodollar Market Days before the commencement of the Interest Period. If such rate does not appear on the Telerate Page 3750 (or such other page that may replace it), the rate for that interest period will be determined by such alternate method as reasonably selected by the Administrative

      Agent. The Administrative Agent's determination of the Eurodollar Base Rate shall be conclusive in the absence of manifest error.

            "EURODOLLAR MARKET" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

            "EURODOLLAR MARKET DAY" means any Business Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

            "EVENT OF DEFAULT" shall have the meaning provided in Section 9.1.

            "EXCESS CASH" means, as of the last day of each Fiscal Quarter ending following the Completion Date, EBITDA for the period beginning on January 1, 2002 and ending on that date MINUS, (a) Interest Expense for the same period, (b) the aggregate amount of federal, state and local taxes on or measured by income of Borrower and its Subsidiaries during that period (whether or not payable during that period), (c) Maintenance Capital Expenditures made during that period, (d) Distributions made during that period, in each case without duplication and as determined in accordance with Generally Accepted Accounting Principles, and MINUS (e) the aggregate amount expended in connection with the repurchase of Senior Unsecured Notes pursuant to Section 6.1(a), PLUS (f) the net amount (after deduction of transactional expenses) of all equity securities issued by Borrower following the Effective Date.

            "EXISTING LENDERS" shall have the meaning provided in the recitals hereto.

            "EXISTING LOAN AGREEMENT" shall have the meaning provided in the recitals hereto.

            "EXPANSION PROJECT" shall have the meaning provided in the recitals hereto.

            "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to

      9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

            "FISCAL QUARTER" means the fiscal quarter of Borrower consisting approximately of a three-month fiscal period ending on or about each March 31, June 30, September 30 and December 31.

            "FISCAL YEAR" means the fiscal year of Borrower consisting of a twelve-month period ending on or about each December 31.

            "FIXED CHARGE COVERAGE RATIO" means, as of each date of determination, the ratio of (a) EBITDA for the four Fiscal Quarter period ending on that date PLUS the amount of any Management Fees which were paid both prior to the Effective Date and during that four Fiscal Quarter period, to (b) the SUM OF (i) Adjusted Interest Expense, (ii) Required Debt Reductions for the four Fiscal Quarter period beginning on that date,
      (iii) Maintenance Capital Expenditures, and (iv) Distributions (other than Permitted Tax Distributions) in each case for the four Fiscal Quarter period ending on that date.

            "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means accounting principles, as in effect on and after the Effective Date, as (a) set forth as generally accepted in the currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in the currently effective Statements of the Financial Accounting Standards Board or (c) that are approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "CONSISTENTLY APPLIED," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

            "GOVERNMENT SECURITIES" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, or (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

            "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof,
      (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

            "HAZARDOUS MATERIALS" means substances regulated as hazardous substances pursuant to (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss. 9601 et seq., or as hazardous or toxic wastes or pollutants pursuant to the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq., or (b) any other Law regulating hazardous substances or hazardous or toxic wastes or pollutants or regulating the generation, use, storage, treatment, handling or transportation of any such substances, in each case as such Laws are amended from time to time.

            "HAZARDOUS MATERIALS LAWS" means all federal, state or local laws, ordinances, rules or regulations governing the disposal, transfer, generation, storage or treatment of Hazardous Materials applicable to any of the Real Property.

            "INDEBTEDNESS" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms), INCLUDING any Contingent Obligation with respect to any such indebtedness,
      (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person , and the aggregate amount drawn under letters of credit or other similar instruments and not reimbursed, and (f) any net obligations of such Person under a Swap Agreement.

            "INDENTURE" means the Indenture dated December 19, 2001 between Borrower and U.S. Bank, N.A., as Trustee, governing the Senior Unsecured Notes, as at any time amended.

            "INTANGIBLE ASSETS" means assets that are considered intangible assets under Generally Accepted Accounting Principles, INCLUDING customer lists, goodwill, copyrights, trade names, trademarks and patents.

            "INTEREST DIFFERENTIAL" means, with respect to any prepayment of a LIBOR Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a LIBOR Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable (or, with respect to a failure to borrow, the interest rate which would have been payable) pursuant to Section 3.1(c) with respect to the LIBOR Loan MINUS (b) the LIBOR on, or as near as practicable to, the date of the prepayment or failure to borrow for a LIBOR Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the LIBOR Loan so prepaid or which would have been borrowed on such date.

            "INTEREST EXPENSE" means, for any Person, for any fiscal period, the SUM OF (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, PLUS (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

            "INTEREST PERIOD" means, as to each LIBOR Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months thereafter, as specified by Borrower in the applicable Request for Loan; PROVIDED that:

            (a) The first day of any Interest Period shall be a Eurodollar Market Day;

            (b) Any Interest Period that would otherwise end on a day that is not a Eurodollar Market Day shall be extended to the next succeeding Eurodollar Market Day unless such Eurodollar Market Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Market Day;

            (c) Borrower may not specify an Interest Period that extends beyond any Reduction Date unless (i) the aggregate principal amount of the LIBOR Loans having an Interest Period ending after such Reduction Date PLUS (ii) the aggregate maximum amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.6); and

            (d) No Interest Period shall extend beyond the Maturity Date.

            "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, INCLUDING any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

            "ISSUING LENDER" means Bank of America, N.A.

            "LAWS" means, collectively, all federal, state and local statutes, rules, regulations, ordinances, codes and administrative or judicial precedents, or other matters having the force of law and binding upon the parties hereto.

            "LENDERS" has the meaning set forth in the preamble hereto.

            "LETTER OF CREDIT FEE RATE" means, for the initial Pricing Period 2.75% per annum and, for each subsequent Pricing Period, the percentage per annum set forth opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing
      Period:


                 Leverage Ratio                    Letter of Credit Fee Rate
                 --------------                    -------------------------

                 Greater than or equal to 3.50:1.00          3.00%

                 Less than 3.50:1.00 but greater than
                 or equal to 3.00:1.00                       2.75%

                 Less than 3.00:1.00 but greater than
                 or equal to 2.50:1.00                       2.25%

                 Less than 2.50:1.00 but greater than
                 or equal to 2.00:1.00                       2.00%

                 Less than 2.00 to1.00                       1.75%

            "LETTERS OF CREDIT" means any of the letters of credit issued by the Issuing Lender under the Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted and includes all Letters of Credit outstanding on the Effective Date.

            "LEVERAGE RATIO" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Total Debt to (b) EBITDA for the four Fiscal Quarter period then ended PLUS the amount of any Management Fees which were paid both prior to the Effective Date and during that four Fiscal Quarter period.

            "LIBOR" means, with respect to any LIBOR Loan, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent) determined pursuant to the following formula:

                  LIBOR=              Eurodollar Base Rate
                               ---------------------------------
                                   1.00 - Reserve  Percentage

            "LIBOR ADVANCE" means an Advance made hereunder and specified to be a LIBOR Advance in accordance with Article 2 and includes all LIBOR Advances outstanding on the Effective Date.

            "LIBOR LOAN" means a Loan made hereunder and specified to be a LIBOR Loan in accordance with Article 2 and includes all LIBOR Loans outstanding on the Effective Date.

            "LIBOR MARGIN" means, for the initial Pricing Period 2.75% per annum and, for each subsequent Pricing Period, the percentage per annum set forth opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing Period:


                 Leverage Ratio                           Libor Margin
                 --------------                           ------------

                 Greater than or equal to 3.50:1.00          3.00%

                 Less than 3.50:1.00 but greater than        2.75%
                 or equal to 3.00:1.00

                 Less than 3.00:1.00 but greater than        2.25%
                 or equal to 2.50:1.00

                 Less than 2.50:1.00 but greater than        2.00%
                 or equal to 2.00:1.00

                 Less than 2.00 to 1.00                      1.75%

            "LIBOR OFFICE" means, as to each Lender, its office or branch so designated by written notice to the Administrative Agent as its LIBOR Office. If no LIBOR Office is designated by a Lender, its LIBOR Office shall be its office at its address for purposes of notices hereunder.

            "LICENSE REVOCATION" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any racetrack, casino, gambling or gaming license issued by any Regulatory Board covering Wheeling Downs or any other racetrack, casino, gambling or other gaming facility owned or operated by Borrower or its Subsidiaries.

            "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, INCLUDING any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (OTHER THAN a precautionary financing statement with respect to a lease that is not in the nature of a security interest or customary pre-filings of financing statements in connection with any refinancing) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

            "LOAN" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2 and includes all Loans outstanding on the Effective Date.

            "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, each Letter of Credit, the Subsidiary Guaranty, the Collateral Documents, each Request for Loan, each Request for Letter of Credit, each Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

            "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures for the maintenance, repair, restoration or refurbishment of Wheeling Downs, but EXCLUDING any Capital Expenditure which adds to or further improves Wheeling Downs (including any Capital Expenditure associated with the initial construction of the Expansion Project).

            "MANAGEMENT FEES" means the management fees or incentive fees payable by Borrower to its owners on or prior to the Effective Date.

            "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X.

            "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has or may reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or may reasonably be expected to be material and adverse to the financial condition or business operations of Borrower and its Subsidiaries, taken as a whole, or (c) materially impairs or may reasonably be expected to materially impair the ability of Borrower and its Subsidiaries, taken as a whole, to perform the Obligations.

            "MATURITY DATE" means the EARLIER OF (a) December 31, 2006 and (b) the date which is the fifth anniversary of the Effective Date.

            "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

            "NEGATIVE PLEDGE" means a Contractual Obligation that contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its or their Property, OTHER THAN (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 which affects only the Property that is the subject of such permitted Lien and
      (b) any such covenant that does not apply to Liens securing the Obligations.

            "NET CASH PROCEEDS" means with respect to any Disposition of Collateral, the gross sales proceeds received by Borrower and its Subsidiaries from such Disposition NET OF brokerage commissions, legal expenses and other transactional costs payable by Borrower and its Subsidiaries with respect to such Disposition and NET OF an amount determined in good faith by Borrower to be the estimated amount of income, transfer, or value added taxes payable by Borrower attributable to such Disposition and any reserves required to be established in accordance with Generally Accepted Accounting Principles by Borrower or its Subsidiaries as a reserve against any liabilities associated with such Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Disposition.

            "NOTE" means any of the promissory notes made by Borrower to a Lender evidencing Advances under that Lender's Pro Rata Share of the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

            "OBLIGATIONS" means all present and future obligations of every kind or nature of Borrower or any other Obligor at any time and from time to time owed to the Administrative Agent, the Issuing Lender or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, and INCLUDING interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

            "OBLIGOR" means Borrower, each Subsidiary Guarantor, each other future guarantor of the Obligations, and each other Subsidiary of Borrower which has at any time executed any Loan Document.

            "OPINIONS OF COUNSEL" means the favorable written legal opinion of Bailey, Riley, Buch & Harman, special counsel to the Obligors, and in-house counsel, in each case issued on the Effective Date and in a form solely acceptable to the Administrative Agent, together with copies of all factual certificates and legal opinions upon which such counsel have relied.

            "OUTSTANDING OBLIGATIONS" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the aggregate principal amount of the outstanding Loans, plus the Aggregate Effective Amount of all Letters of Credit.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

            "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), OTHER THAN a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

            "PERMITTED ENCUMBRANCES" means:

            (a) inchoate Liens incident to construction on or maintenance of Real Property; or Liens incident to construction on or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

            (b) Liens for taxes and assessments on Real Property which are not yet past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

            (c) minor defects and irregularities in title to any Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

            (d) easements, exceptions, licenses, reservations, or other agreements for the purpose of pipelines, conduits, cables, telecommunications, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Real Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held;

            (e) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Real Property;

            (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, approval, license, or permit;

            (g) present or future zoning laws and ordinances or other Laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

            (h) statutory Liens, other than those described in clauses (A) or
      (B) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, PROVIDED that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

            (i) rights of tenants under leases and rental agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

            (j) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

            (k) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and the Subsidiaries of Borrower, taken as a whole; and

            (l) the matters disclosed on Schedule B to any of the ALTA lenders policies of title insurance delivered to the Administrative Agent pursuant to Section 8.1.

            "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of
      (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) any licenses or concessions to operate retail businesses granted in accordance with industry customs, or any options to receive any such licenses or concessions, or (d) any Right of Others granted in connection with a proposed Disposition permitted by Section 6.4.

            "PERMITTED TAX DISTRIBUTIONS" means Distributions made by Borrower pursuant to the Tax Sharing Agreement providing for payment by the Borrower to its shareholders or other owners with respect to any period of amounts representing not more than the amount of tax that would be payable by Borrower for such period had the Borrower and its Subsidiaries filed a separate consolidated or combined tax return as a Subchapter C corporation for the relevant taxing jurisdiction (less any tax directly paid by such Persons with respect to such period).

            "PERSON" means any individual or entity, INCLUDING a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

            "PLANS" mean the construction plans for the Expansion Project submitted to and approved by the Administrative Agent pursuant to Section 5.13.

            "PRICING PERIOD" means (a) the period beginning on the Effective Date and ending on December 31, 2001, and (b) each of the succeeding three month periods beginning on each January 1, April 1, July 1 and October 1.

            "PRIME RATE" means the rate of interest publicly announced from time to time by Bank of America as its "prime rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "PROJECTIONS" means the financial projections attached hereto as
      Schedule 4.17.

            "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "PRO RATA SHARE" means, as of each date of determination and with respect to each Lender, the percentage of the Commitment owned by that Lender (or, if the Commitment has been terminated, the percentage of the Outstanding Obligations owned by that Lender). As of the Effective Date, the Pro Rata Share of each Lender is as set forth on the signature pages hereto. The records of the Administrative Agent shall be presumed to correctly reflect the Pro Rata Share of the Lenders then party to this Agreement.

            "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 30 and December 31 to occur following the date of this Agreement.

            "REAL PROPERTY" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower or any of its Subsidiaries.

            "REDUCTION AMOUNT" means, with respect to each Reduction Date, $2,500,000, PROVIDED that from and after the date of any increase of the Commitment in accordance with Section 2.8, the amount of the Reduction Amount for each subsequent Reduction Date shall be increased in the proportion that (a) $40,000,000 PLUS the amount of such increase bears to
      (b) $40,000,000.

            "REDUCTION DATE" means December 31, 2003, and the last day of each succeeding March, June, September and December through and including September 30, 2005, and the Maturity Date.

            "REGULATION D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

            "REGULATIONS T, U AND X" means Regulations T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

            "REGULATORY BOARD" means, collectively, (a) the West Virginia Racing Commission, the West Virginia Lottery Commission, and (b) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower or any of its Subsidiaries within its jurisdiction.

            "REQUEST FOR LETTER OF CREDIT" means a written request for a Letter of Credit substantially in the form of Exhibit D, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

            "REQUEST FOR LOAN" means a written request for a Loan substantially in the form of Exhibit E, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

            "REQUIRED DEBT REDUCTIONS" means, for any period, the aggregate principal amount, without duplication, of (a) any scheduled principal payments required to be made with respect to Total Debt during that period, (b) any principal payments required to be made during that period with respect to Total Debt on the basis of a contingency which has actually occurred as of the date of calculation which is certain to occur during that period; (c) any scheduled reduction to a revolving credit facility during that period to the extent that Total Debt under that credit facility (determined as of the last day of such period) is in excess of the remaining amount of the credit facility following such reductions.

            "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "REQUISITE LENDERS" means, as of each date of determination (a) if the Commitment is then in effect, Lenders having Pro Rata Shares constituting 51% of the Commitment (but if there are only two Lenders, both Lenders), and (b) if the Commitment has then been terminated and there are then any Obligations outstanding, Lenders holding 51% or more of the Outstanding Obligations (but if there are only two Lenders, both Lenders).

            "RESERVE PERCENTAGE" means, with respect to any LIBOR Loan, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of 1%) in effect on the date the Eurodollar Base Rate for that LIBOR Loan is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Interest Period for such LIBOR Loan. The determination by the Administrative Agent of any applicable Reserve Percentage shall be conclusive in the absence of manifest error.

            "RESPONSIBLE OFFICIAL" means (a) when used with reference to a Person other than an individual, any officer of such Person, general partner of such Person, officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

            "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, INCLUDING any option or right to acquire a Lien.

            "SENIOR OFFICER" means the (a) chief executive officer, (b) president, (c) any vice president, (d) chief financial officer, (e) treasurer or (f) assistant treasurer of the Person designated.

            "SENIOR UNSECURED NOTES" means Borrower's 10 1/8th% Senior Unsecured Notes due 2009.

            "SENIOR UNSECURED NOTE ISSUANCE" shall have the meaning provided in the recitals hereto.

            "SOLVENT" means, as of any date of determination, and as to any Person, that on such date: (a) the fair valuation of the assets of such Person is greater than the fair valuation of such Person's probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature; (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, which would leave such Person with assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction; and (d) such Person is generally paying its debts as they become due. For purposes of the foregoing (1) the "fair valuation" of any assets means the amount realizable within a reasonable time, either through collection or sale, of such assets at their regular market value, which is the amount obtainable by a capable and diligent businessman from an interested buyer willing to purchase such assets within a reasonable time under ordinary circumstances; and (2) the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

            "SPECIAL LIBOR CIRCUMSTANCE" means the application or adoption after the Effective Date of any Law or interpretation, or any change after the Effective Date therein or thereof, or any change after the Effective Date in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its LIBOR Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority issued after the Effective Date, or the existence or occurrence after the Effective Date of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

            "SPORTSYSTEMS" means Sportsystems Corporation, a Delaware corporation, and its successors and assignees.

            "STOCK REDEMPTION AGREEMENT" means the Stock Redemption Agreement dated November 16, 2001 among Borrower, WHX Entertainment and Sportsystems Corporation, as in effect on the Effective Date.

            "SUBORDINATED OBLIGATIONS" means any Indebtedness of Borrower which is subordinated in right of payment to the Obligations, the terms of which are approved by the Administrative Agent, acting with the consent of the Requisite Lenders, in writing.

            "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other voting ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

            "SUBSIDIARY GUARANTORS" means WDRA Food Service, Inc., Wheeling Land Development Corp. and each of the other Subsidiaries listed on Schedule
      4.4 hereto, and each other Person which hereafter issues a joinder to the Subsidiary Guaranty in accordance with Section 6.17.

            "SUBSIDIARY GUARANTY" means the Amended and Restated Subsidiary Guaranty executed delivered by each Subsidiary of Borrower on the Effective Date, together with any joinders thereto hereafter executed by any Subsidiary pursuant to Section 6.17, either as originally executed or as it may from time to time be supplemented, modified, amended, or supplanted.

            "SUBSIDIARY SECURITY AGREEMENT" means the Amended and Restated Subsidiary Security Agreement executed and delivered by each Subsidiary of Borrower on the Effective Date in favor of the Administrative Agent for the benefit of the Creditors, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

             "SWAP AGREEMENT" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

            "SYNDICATION AGENT" means Wells Fargo Bank, N.A. The capacity of the Syndication Agent is purely titular in nature, and the Syndication Agent shall have no rights or obligations over those of a Lender hereunder or under the other Loan Documents.

            "TAX SHARING AGREEMENT" means the Tax Sharing Agreement effective as of January 1, 2001, by and among Delaware North, Sportsystems and Borrower, as amended from time to time.

            "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

            "TIMETABLE" means the construction timetable for the Expansion Project submitted to and approved by the Administrative Agent pursuant to
      Section 5.13.

            "TOTAL DEBT" means, as of the last day of each Fiscal Quarter, the consolidated Indebtedness of Borrower and its Subsidiaries as of such date, after elimination of inter-company items in accordance with Generally Accepted Accounting Principles.

            "TYPE", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a LIBOR Loan or Advance.

            "VENUE" means any gaming, pari-mutuel, racing or other entertainment venue now or hereafter operated by Borrower or any of its Subsidiaries.

            "WHEELING DOWNS" means the Wheeling Downs Racetrack & Gaming Center located in Ohio County, West Virginia.

            "WHX ENTERTAINMENT" means WHX Entertainment Corp., a Delaware corporation, and its successors and assignees.

            "WHX ENTERTAINMENT REDEMPTION" shall have the meaning provided in the recitals hereto.

      1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

      1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles as in effect on the Effective Date, applied on a consistent basis.

      1.4 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

      1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on one Schedule shall be deemed disclosed on all Schedules.

      1.6 REFERENCES TO "AND ITS SUBSIDIARIES". Any reference herein to "and its Subsidiaries" or the like shall refer solely to the subject Person during such times as the subject Person shall have no Subsidiaries. No use of the term "Subsidiary" or any derivative thereof in the Loan Documents shall imply a right in any Person to make any Investments in or Acquisitions of any other Person.

      1.7 REFERENCES TO TIMES. Each reference to a time of day set forth in the Loan Documents shall, unless expressly stated to the contrary, be a reference to the then prevailing California local time.

      1.8 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                    Article 2
                           LOANS AND LETTERS OF CREDIT

      2.1   LOANS-GENERAL.

            (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Effective Date through the Business Day immediately prior to the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the Outstanding Obligations being in excess of the then effective Commitment. Subject to the limitations set forth herein, the Advances by each Lender under its Pro Rata Share of the Commitment may be prepaid without premium or penalty and may be borrowed, repaid and reborrowed.

            (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan,
(ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a LIBOR Rate Loan, the Interest Period for such Loan. Unless the Administrative Agent, in its sole and absolute discretion, has notified Borrower to the contrary, Loans may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting.

            (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, any applicable Interest Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m., California local time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Disbursement Account.

            (d) Unless the Requisite Lenders otherwise consent, each Loan shall be in an integral multiple of $250,000 which is not less than $1,000,000.

            (e) The Advances made by each Lender shall be evidenced by that Lender's Note.

            (f) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

            (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Interest Period for any LIBOR Loan, then on the last day of such Interest Period, such LIBOR Loan shall be automatically converted into a Base Rate Loan in the same amount.

            (h) If a Loan is to be made on the same date that another Loan is due and payable the Lenders shall make available to the Administrative Agent (or the Administrative Agent shall make available to the Lenders) the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

      2.2 BASE RATE LOANS. Each request by Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California local time, on the date (which must be a Business Day) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as a LIBOR Loan pursuant to Section 2.3.

      2.3   LIBOR LOANS.

            (a) Each request by Borrower for a LIBOR Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California local time, at least three Eurodollar Business Days before the first day of the applicable Interest Period.

            (b) On the date which is two Eurodollar Business Days before the first day of the applicable Interest Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

            (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than twenty five LIBOR Loans shall be outstanding at any one time.

            (d) No LIBOR Loan may be requested during the continuation of a Default or Event of Default.

            (e) Nothing contained herein shall require any Lender to fund any LIBOR Advance in the Designated Eurodollar Market.

      2.4   LETTERS OF CREDIT.

            (a) Subject to the terms and conditions hereof, at any time and from time to time from the Effective Date through the Business Day immediately prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; PROVIDED that (i) giving effect to all such Letters of Credit, the Outstanding Obligations do not exceed the then applicable Commitment, and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $5,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not exceed one year or extend beyond the Maturity Date.

            (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least three Business Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

            (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased at par a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, pay the purchase price for such participation to the Issuing Lender through the Administrative Agent promptly upon demand therefor. The obligation of each Lender to so pay the participation purchase price to the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

            (d) Borrower agrees to pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit upon demand by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has paid the participation purchase price to the Issuing Lender pursuant to Section 2.4(c) shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Issuing Lender against Borrower for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower with respect to such claim.

            (e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.4(d) and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

            (f) If Borrower fails to make the payment required by Section 2.4(d) on a timely basis then, in lieu of the payment of the participation purchase price to the Issuing Lender under Section 2.4(c), the Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under their Pro Rata Shares of the Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

            (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

            (h) The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Uniform Commercial Code Section 5109. Without limiting the foregoing, the obligations of Borrower to the Issuing Lender shall not be affected by any of the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                  (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (v) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                  (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                  (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                  (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                  (ix) any failure or delay in notice of shipments or arrival of any Property;

                  (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                  (xi) any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit (but without prejudice to any claim by Borrower against such correspondent);

                  (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                  (xiii) so long as the Issuing Lender in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                  (xiv) where the Issuing Lender has acted in good faith and observed general business usage, any other circumstances whatsoever.

            (i) The Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Article 10, MUTATIS MUTANDIS.

            (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

      2.5 VOLUNTARY REDUCTION OF COMMITMENT. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least three Business Days' prior written notice by Borrower to the Administrative Agent, to voluntarily reduce, permanently and irrevocably, in amounts which are integral multiples of $500,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment. Borrower shall also have the right, at any time and from time to time, without penalty or charge, upon notice on the same Business Day by Borrower to the Administrative Agent, to voluntarily prepay any Base Rate Advances. Borrower shall also have the right, at any time and from time to time, without penalty or charge, upon at least three business days' prior notice by Borrower to the Administrative Agent, to voluntarily prepay any LIBOR Advances. Each voluntary reduction shall be applied first to the amount of the Commitment scheduled to be required to be reduced on the Maturity Date and then to Reduction Amounts in the inverse order of their occurrence. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitment under this Section, and of any changes to the Reduction Amounts.

      2.6 SCHEDULED REDUCTIONS OF COMMITMENT. The Commitment shall automatically and permanently reduce on each Reduction Date by the related Reduction Amount.

      2.7   MANDATORY REDUCTIONS OF COMMITMENT.

            (a) The Commitment shall permanently reduce in the amount of any mandatory prepayments required pursuant to Section 3.1(f).


            (b) In the event that Borrower hereafter makes any Investment of the type described in Section 6.16(c), the Commitment shall also permanently reduce upon the date of the making of any subsequent Loan or issuance of any subsequent Letter of

      Credit hereunder, in each case in the then outstanding principal amount of such Investment.

            (c) Any reduction of the Commitment pursuant to this Section 2.7 shall be in addition to the scheduled reductions described in Section 2.6.

      2.8   OPTIONAL INCREASES TO THE COMMITMENT.

            (a) PROVIDED that no Default or Event of Default then exists, Borrower may at any time request in writing that the then effective Commitment be increased (on the same terms and conditions set forth herein) to an amount which is not greater than $50,000,000 MINUS the amount of any reductions to the Commitment which have then occurred pursuant to Sections 2.5, 2.6 or 2.7, in accordance with the provisions of this Section, PROVIDED that any such increase shall, unless all of the Lenders otherwise consent, be requested prior to the date which is 18 months following the Effective Date. Any request under this Section shall be submitted by Borrower to the Administrative Agent not less than thirty days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by (i) a Certificate of a Responsible Official, signed by a Senior Officer of Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase, (ii) amendments, in form and substance acceptable to the Administrative Agent, to the Deeds of Trust, increasing the amount of the obligations secured thereby to the amount of the Commitment (as so increased), together with endorsements to the policy of title insurance held by the Administrative Agent in relation thereto reflecting a similar increase, and (iii) a written consent to the increase in the amount of the Commitment executed by each Guarantor. Borrower may also specify any fees offered to those Lenders which agree to an increase in the amount of their Pro Rata Shares (which fees may be variable based upon the amount which any such Lender is willing to assume as an increase to the amount of its Pro Rata Share). The consent of the Lenders, as such, shall not be required for an increase in the amount of the Commitment pursuant to this Section.

            (b) Each Lender may approve or reject a request for an increase in the amount of the Commitment in its sole and absolute discretion and, absent an affirmative written response within fifteen days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect Borrower's right to increase the Commitment pursuant to this Section.

            (c) In responding to a request under this Section, each Lender which is willing to increase the amount of its Pro Rata Share of the increased Commitment shall specify the amount of the proposed increase which it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share before such increase) in any resulting increase in the Commitment, subject to the right of the Administrative Agent to adjust allocations of the increased Commitment so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $250,000.

            (d) If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with clause (e) of this Section (each, a "New Lender"), which New Lenders may assume the amount of the increase in the Commitment that has not been assumed by the consenting Lenders.

            (e) Each New Lender designated by Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Commitment upon its execution of an instrument of joinder to this Agreement which is in form and substance acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of an Assignment Agreement.

            (f) Subject to the foregoing, any increase to the Commitment requested under this Section shall be effective as of the date proposed by Borrower shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to the amount of their Pro Rata Share PLUS (ii) the amount offered by any New Lenders. Upon the effectiveness of any such increase, Borrower and the Co-Borrowers shall issue replacement Notes to each affected Lender, and the percentage Pro Rata Shares of each Lender will be adjusted to give effect to the increase in the Commitment.

      2.9 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. Unless the Administrative Agent shall have been notified by a Lender no later than the Business Day prior to the funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's Pro Rata Share of that Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such

Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (a) the Federal Funds Rate for the first two days following a demand by the Administrative Agent and (b) thereafter, the rate of interest then payable by Borrower with respect to Base Rate Advances. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                    Article 3
                                PAYMENTS AND FEES

      3.1   PRINCIPAL AND INTEREST.

            (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

            (b) Interest accrued on each Base Rate Loan on each Quarterly Payment Date, and on the date of any prepayment of the Notes pursuant to Section 3.1(f) or Section 3.1(g), shall be due and payable on that day. EXCEPT as otherwise provided in Section 3.8, the unpaid principal amount of each Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS the Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

            (c) Interest accrued on each LIBOR Loan which is for a term of three months or less shall be due and payable on the last day of the related Interest Period. Interest accrued on each other LIBOR Loan shall be due and payable on the date which is three months after the date such LIBOR Loan was made and on the last day of the related Interest Period. EXCEPT as otherwise provided in Sections 3.1(d) and 3.8, the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR for that LIBOR Loan PLUS the LIBOR Margin.

            (d) During the existence of a Default or Event of Default, the Requisite Lenders may determine that any or all then outstanding LIBOR Loans shall be converted to Base Rate Loans. Such conversion shall be effective upon notice to Borrower from the Requisite Lenders (or from the Administrative Agent on behalf of the Requisite Lenders) and shall continue so long as such Default or Event of Default continues to exist.

            (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                  (i) the principal amount of each LIBOR Loan shall be payable on the last day of the Interest Period for such Loan;

                  (ii) the amount, if any, by which the Outstanding Obligations at any time exceed the Commitment shall be payable immediately; and

                  (iii) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

            (f) Concurrently with the receipt by Borrower or any of its Subsidiaries of any Net Cash Proceeds, Borrower shall prepay the Notes by an amount equal to the amount of such Net Cash Proceeds.

            (g) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, EXCEPT that with respect to any voluntary prepayment under this Section, (i) any partial prepayment shall be not less than $500,000 and in integral multiples of $100,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 10:00 a.m. on the Business Day of such prepayment (which must be a Business Day) in the case of a Base Rate Loan, and, in the case of a LIBOR Loan, three Eurodollar Market Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loans being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any LIBOR Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.7(d).

      3.2 UPFRONT FEE. On the Effective Date, Borrower shall pay an upfront fee to the Administrative Agent in an amount heretofore agreed upon in a letter agreement with the Administrative Agent.

      3.3 ADMINISTRATIVE AGENCY FEES. Pursuant to a letter agreement of even date herewith with the Administrative Agent, Borrower shall pay administrative agency fees to the Administrative Agent on the dates and in the amounts heretofore agreed upon, and shall also pay to the Administrative Agent a periodic fee to reimburse it for the expenses of the Construction Consultant.

      3.4 COMMITMENT FEES. From the Effective Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders according to their Pro Rata Shares, an unused commitment fee equal to the then applicable Commitment Fee Rate per annum TIMES the average daily amount by which (a) the Commitment exceeds (b) the Outstanding Obligations. Unused commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date, on the date of any termination of the Commitment, and on the Maturity Date.

      3.5 LETTER OF CREDIT FEES. With respect to each Letter of Credit, Borrower shall pay the following fees:

            (a) concurrently with the issuance of each Letter of Credit, a letter of credit issuance fee to the Issuing Lender for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between Borrower and the Issuing Lender;

            (b) quarterly in arrears on each Quarterly Payment date, and upon any termination of the Commitment, a letter of credit fee to the Administrative Agent (for the ratable account of the Lenders in accordance with their Pro Rata Shares) in an amount equal to the applicable Letter of Credit Fee Rate per annum as of the date of such issuance TIMES the face amount of such Letter of Credit for the period each Letter of Credit is outstanding during the calendar quarter then ended; and

            (c) concurrently with each issuance, negotiation, drawing or amendment of each Letter of Credit, to the Issuing Lender for the sole account of the Issuing Lender, issuance, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Lender's customary schedule of fees for such services.

      3.6 INCREASED COMMITMENT COSTS. If any Lender shall determine in good faith that the introduction after the Effective Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its LIBOR Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, upon demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

      3.7   LIBOR COSTS AND RELATED MATTERS.

            (a) If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance:

                  (1) shall subject any Lender or its LIBOR Office to any tax, duty or other charge or cost with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances, EXCLUDING, in the case of each Lender, the Administrative Agent and each Eligible Assignee, and any Affiliate or LIBOR Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting solely from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

                  (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (INCLUDING, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, BUT EXCLUDING the Reserve Percentage taken into account in calculating the LIBOR), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its LIBOR Office; or

                  (3) shall impose on any Lender or its LIBOR Office or the Designated LIBOR Market any other condition affecting any LIBOR Advance, any of its Notes evidencing LIBOR Loans, its obligation to make LIBOR Advances or this Agreement, or shall otherwise affect any of the same;

      and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its LIBOR Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Lender or its LIBOR Office with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances (assuming such Lender's LIBOR Office had funded 100% of its LIBOR Advance in the Designated LIBOR Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's LIBOR Office had funded 100% of its LIBOR Advance in the Designated LIBOR Market). Borrower hereby indemnifies each Lender against, and agrees to hold each Lender harmless from and reimburse such Lender within ten (10) Business Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, reasonable legal fees and damages incurred or sustained by each Lender in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a direct result of the existence or occurrence of any Special LIBOR Circumstance. A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Lender agrees to promptly notify Borrower of any event of which it has actual knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section, and agrees to designate a different LIBOR Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. If any Lender claims compensation under this Section, Borrower may at any time, upon at least four (4) Eurodollar Market Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment PLUS any prepayment fee required by Section 3.7(d), pay in full the affected LIBOR Advances of such Lender or request that such LIBOR Advances be converted to Base Rate Advances.

            (b) If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance shall make it unlawful or impossible for such Lender or its LIBOR Office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated LIBOR Market, or to determine or charge interest rates based upon the LIBOR, and such Lender shall so notify the Administrative Agent, and if the Administrative Agent reasonably determines that the Special LIBOR Circumstances have broad applicability to Lenders in the market for syndicated loans of the general type described in this Agreement, then the affected Lender's obligation to make LIBOR Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances with Interest Periods corresponding to the LIBOR Loans of which such LIBOR Advances were a part on either (1) the last day of the Interest Period(s) applicable to such LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), PROVIDED that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.7(d). Each Lender agrees to promptly notify Borrower of any event of which it has actual knowledge, occurring after the Effective Date, which will cause that Lender to notify the Administrative Agent under this Section 3.7(b), and agrees to designate a different LIBOR Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make LIBOR Advances has been suspended under this Section 3.7(b) shall promptly notify the Administrative Agent and Borrower of the cessation of the Special LIBOR Circumstance which gave rise to such suspension.

            (c) If, with respect to any proposed LIBOR Loan:

                  (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated LIBOR Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated LIBOR Market for the applicable Interest Period; or

                  (2) the Requisite Lenders advise the Administrative Agent that the LIBOR as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated LIBOR Market in the relevant amount for the applicable Interest Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBOR Advances;

      then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBOR Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a LIBOR Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

            (d) Upon payment or prepayment of any LIBOR Advance (OTHER THAN as the result of a conversion required under Section 3.7(b)), on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a LIBOR Loan in any Request for Loan, Borrower shall pay to the appropriate Lender within ten (10) Business Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the LIBOR Advance had been funded in the Designated LIBOR Market) equal to the SUM of:

                  (1) the principal amount of the LIBOR Advance prepaid or not borrowed, as the case may be, TIMES the number of days between the date of prepayment or failure to borrow, as applicable, and the last day in the applicable Interest Period, DIVIDED BY 360, TIMES the applicable Interest Differential (PROVIDED that the product of the foregoing formula must be a positive number); PLUS

                  (2) all reasonable out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

      Each Lender's determination of the amount of any prepayment fee payable under this Section 3.7(d) shall be conclusive in the absence of manifest error.

      3.8 LATE PAYMENTS. If any Event of Default occurs and remains continuing, the Loans shall thereafter bear interest, to the fullest extent permitted by applicable Laws at a fluctuating interest rate per annum at all times equal to 2% in excess of the rate of interest otherwise payable. Accrued and unpaid interest on past due amounts (INCLUDING, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

      3.9 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on LIBOR Loans shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

      3.10 NON-BUSINESS DAYS. If any payment to be made by Borrower or any other Obligor under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

      3.11  MANNER AND TREATMENT OF PAYMENTS.

            (a) Each payment hereunder or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 12:00 p.m. on the day of payment (which must be a Business Day). All payments received after 12:00 p.m. on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 12:00 p.m. on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

            (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

            (c) Each Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any Obligor for any failure to keep such a record.

            (d) Each payment of any amount payable by Borrower or any other Obligor under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, EXCLUDING, in the case of each Lender, the Administrative Agent and each Eligible Assignee, and any Affiliate or LIBOR Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting solely from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.

      3.12 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

      3.13 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Administrative Agent or any Lender not to require payment of any interest (INCLUDING interest arising under Section 3.8), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (INCLUDING interest arising under Section 3.8), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

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      3.14 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY
BORROWER. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

      3.15 FEE DETERMINATION DETAIL. The Administrative Agent and each Lender shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment of fees or costs to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

      3.16 SURVIVAL. All of Borrower's obligations under Sections 3.5, 3.6 and
11.22 shall survive for ninety days following the date on which the Commitment is terminated, and all Loans hereunder are fully paid.

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                                    Article 4
                         REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to the Creditors that:

      4.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Delaware (or, in the event any assignment of the type described in the second sentence of Section 11.8(a) is made, is a limited liability company duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation). As of the Effective Date, Sportsystems has the ownership interests in Borrower described in Schedule 4.1, is duly formed and in good standing under the laws of its jurisdictions of formation. As of the Effective Date, Sportsystems is the wholly-owned Subsidiary of Delaware North Companies, Inc. Borrower and each other Obligor is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, EXCEPT where the failure so to qualify or register and to be in good standing may not reasonably be expected to have a Material Adverse Effect. Borrower and each other Obligor has all requisite corporate or other organizational power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a party and to perform its Obligations. All outstanding shares of the capital stock of Borrower and each other Obligor are duly authorized and validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower and each Subsidiary is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure so to comply, file, register, qualify or obtain exemptions may not reasonably be expected to have a Material Adverse Effect.

      4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance of the Loan Documents by Borrower and each Obligor, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) Require any consent or approval not heretofore obtained of any director, stockholder, security holder or (in the case of any Creditor except where the failure to obtain any such creditor's consent may not reasonably be expected to have any Material Adverse Effect) any creditor of such Obligor;

            (b) Violate or conflict with any provision of such Obligor's articles of incorporation or bylaws;

            (c) Except to the extent contemplated by the Loan Documents, result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Obligor;

            (d) Violate any Requirement of Law applicable to such Obligor, in any material respect, or in any event require any consent of the West Virginia Lottery Commission, West Virginia Racing Commission or any other Regulatory Board not heretofore obtained;

            (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation involving Property or obligations in excess of $1,000,000 to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of its Property is bound or affected;

and neither Borrower, any of its Subsidiaries nor any other Obligor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that may reasonably be expected to have a Material Adverse Effect.

      4.3   NO GOVERNMENTAL APPROVALS REQUIRED. EXCEPT as set forth in Schedule
4.3 or previously obtained or made, no material authorization, consent, approval, order, license or permit from, or material filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower, any other Obligor of the Loan Documents to which it is a party. All authorizations from, or filings with, any Governmental Agency described in
Schedule 4.3 will be accomplished as of the Effective Date or such other date as is specified in Schedule 4.3.

      4.4 SUBSIDIARIES. As of the Effective Date, Borrower does not have any Subsidiaries which are not described on Schedule 4.4 and Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Each such Subsidiary is a corporation duly formed, validly existing and in good standing under the Laws of its state of formation, is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, EXCEPT where the failure so to qualify or register and to be in good standing may not reasonably be expected to have Material Adverse Effect.

      4.5 FINANCIAL STATEMENTS. Borrower has furnished the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2000 and the unaudited consolidated financial statements of Borrower and its Subsidiaries for the nine month period ended September 30, 2001, to the Administrative Agent and the Lenders, which financial statements fairly present the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries as of such date and for such period in conformity with Generally Accepted Accounting Principles, consistently applied.

      4.6 NO MATERIAL ADVERSE EFFECTS. As of the Effective Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 2000.

      4.7 TITLE TO PROPERTY. Borrower and its Subsidiaries have valid title to the Property reflected in the financial statements described in Section 4.5, other than immaterial items of Property and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, OTHER THAN Permitted Encumbrances, Permitted Rights of Others and Liens or Rights of Others described in Schedule 6.8 or permitted by Section 6.8.

      4.8 INTANGIBLE ASSETS. Each of Borrower and its Subsidiaries owns, or possesses the right to use to the extent necessary in its respective business, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets which are used in the conduct of its business as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict may reasonably be expected to have a Material Adverse Effect. Each registered patent, trademark or copyright owned by Borrower and its Subsidiaries, or as to which any of them is a licensee, is described on Schedule 4.8.

      4.9 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.10 LITIGATION. There are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them (including the Real Property) before any Governmental Agency, which may reasonably be expected to have a monetary impact which is in excess of $1,000,000, and no such action, suit, proceeding or investigation may reasonably be expected to have a Material Adverse Effect.

      4.11 BINDING OBLIGATIONS. Each of the Loan Documents to which Borrower, each other Obligor is a party will, when executed and delivered by such Person, constitute the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, EXCEPT as enforcement may be limited by Debtor Relief Laws, Applicable Regulations or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

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      4.12  NO DEFAULT. No event has occurred and is continuing that is a
Default or Event of Default.

      4.13  ERISA.

            (a) With respect to each Pension Plan:

                  (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance may reasonably be expected to have a Material Adverse Effect;

                  (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that may reasonably be expected to have a Material Adverse Effect;

                  (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that may reasonably be expected to have a Material Adverse Effect; and

                  (iv) neither Borrower nor any of its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that may reasonably be expected to have a Material Adverse Effect.

            (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that may reasonably be expected to have a Material Adverse Effect.

      4.14 REGULATIONS T, U AND X; INVESTMENT COMPANY ACT. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      4.15 DISCLOSURE. No statement made by Borrower or any of its Affiliates to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

      4.16 TAX LIABILITY. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, EXCEPT (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material item or portion of Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

      4.17 PROJECTIONS. As of the Effective Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved.

      4.18 HAZARDOUS MATERIALS. Except as described in Schedule 4.18 or except as would not individually or in the aggregate have a Material Adverse Effect,
(a) to the best knowledge of Borrower, none of Borrower nor any of its Subsidiaries nor any of their affiliated predecessors in interest at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under any Real Property in violation of any Hazardous Materials Law, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property, (c) to the best knowledge of Borrower, no Real Property nor any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from any Real Property, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

      4.19 APPLICABLE REGULATIONS. Borrower and its Subsidiaries are in compliance in all material respects with all Applicable Regulations that are applicable to them.

      4.20 SECURITY INTERESTS. Upon the execution and delivery thereof, each of the Borrower Security Agreement and the Subsidiary Security Agreement will create valid security interests in the Collateral described therein securing the Obligations of the parties thereto, and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Administrative Agent pursuant to Section 8.1 with the appropriate Governmental Agency, shall have been taken and completed to the fullest extent that such Liens may be perfected by filing. Upon the making of such filings, the security interests granted to the Administrative Agent by the Security Agreement will be perfected and of first priority, subject only to the matters disclosed on Schedule 6.8 or permitted by Section 6.8, to the fullest extent that such Liens may be perfected by filing.

      4.21 SOLVENCY. After giving effect to this Agreement and the other Loan Documents (including after giving effect to Advances under this Agreement as of the Effective Date), Borrower and each Subsidiary Guarantor is and shall be Solvent.

      4.22 COLLATERAL AND GUARANTEES. The Obligations shall be guaranteed by the Subsidiary Guarantors and secured by the Collateral pursuant to the Collateral Documents.

      4.23 SENIOR INDEBTEDNESS. The Obligations shall be and hereby are designated as "Senior Indebtedness" with respect to all Subordinated Obligations and all payments with respect to any Subordinated Obligations shall be subject to Section 6.1.

                                    Article 5
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)


            So long as any Advance remains unpaid, any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall cause each of its Subsidiaries and each other Obligor to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

      5.1 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, EXCEPT that Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material item or portion of Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

      5.2 PRESERVATION OF EXISTENCE. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, EXCEPT where the failure to so preserve and maintain the existence of any Subsidiary or such authorizations would not constitute a Material Adverse Effect; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties EXCEPT where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

      5.3 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste or unreasonable deterioration of their respective Properties, EXCEPT that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

      5.4 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate.

      5.5 COMPLIANCE WITH LAWS. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, EXCEPT that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested in good faith by appropriate proceedings.

      5.6 INSPECTION RIGHTS Borrower shall permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants. All rights of the Administrative Agent and the Lenders under this Section may be exercised upon reasonable advance notice and at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries). The costs of all such monitoring, examining, auditing and inspection by and at the request of the Administrative Agent or any Lender shall be borne by the Borrower, PROVIDED that when no Default or Event of Default exists, Borrower shall not be obligated to reimburse the Administrative Agent or the Lenders for the costs of more than one examination, inspection or audit during any calendar year.

      5.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

      5.8 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, EXCEPT for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

      5.9 USE OF PROCEEDS. Use the proceeds of the Loans (a) to finance the purchase by Borrower of additional personal property (including without limitation gaming equipment and gaming-related furniture, fixtures and equipment) and the costs of related construction and improvement in connection with the Expansion Project and (b) for other working capital and other general corporate purposes.

      5.10 HAZARDOUS MATERIALS LAWS. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws with regard to the Real Property, (b) any and all material claims made or threatened in writing by any Person against Borrower or any of its Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials with regard to the Real Property, and (c) any Senior Officer of Borrower receives written notice or other clear evidence of any material occurrence or condition on any real property adjoining or in the vicinity of such Real Property and affecting the Real Property that may reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

      5.11 COMPLETION OF EXPANSION PROJECT. Proceed diligently and without material interruption to cause the Completion Date to occur in all material respects in accordance with the Plans, the Budget and the Timetable, and in any event to cause the Completion Date to occur by December 31, 2003.

      5.12  CONSTRUCTION MATTERS. Without limitation on other provisions of this
Agreement:

            (a) provide the Construction Consultant any and all requested access to the Expansion Project upon reasonable prior notice;

            (b) cooperate in the preparation of each Construction Progress
      Report;

            (c) maintain a full set of working drawings at the construction office for the Expansion Project for review by the Construction Consultant;

            (d) within 15 days following any request by the Administrative Agent, deliver (i) then current Plans for the Expansion Project, (ii) then current lists of each material contractor, subcontractor and material supplier with respect to the Expansion Project and the dollar value and amounts paid with respect to the related contracts, and (iii) then current versions of the construction schedule for all uncompleted work on the Expansion Project and all executed contracts and subcontracts for such work, and (iv) any other information or materials reasonably requested by the Administrative Agent or the Construction Consultant; and

            (e) If requested by the Administrative Agent, promptly cause the Expansion Project's architect and general contractor to certify that the improvements constructed as of the date of any Construction Progress Report or the Completion Date conform to the Plans in all material respects.

      5.13 DELIVERY OF PLANS, BUDGET AND TIMETABLE. Deliver to Administrative Agent a true, correct and complete copy of the Plans, the Budget and the Timetable (each of which shall be in form and substance reasonably satisfactory to the Administrative Agent) and appropriate licensure documentation from the West Virginia Lottery Commission entitling Borrower to operate not fewer than 2100 gaming positions at Wheeling Downs on or prior to the date that Borrower (or any of its Subsidiaries or other Obligors) makes Capital Expenditures associated with the Expansion Project which, in aggregate, exceed $15,000,000.

                                    Article 6
                               NEGATIVE COVENANTS

            So long as any Advance remains unpaid, any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall not, and each shall not permit any of its Subsidiaries or any other Obligor to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, of all of the Lenders) otherwise consents:

      6.1   PREPAYMENT OF INDEBTEDNESS.

            (a) Prepay any principal or interest on the Senior Unsecured Notes prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of the Senior Unsecured Notes prior to the date when due; EXCEPT THAT following the Completion Date Borrower may (and may permit its Subsidiaries or any other Obligor to), when no Default or Event of Default exists or would result therefrom, purchase Senior Unsecured Notes in an aggregate principal amount not to exceed $20,000,000, PROVIDED THAT Borrower shall not repurchase Senior Unsecured Notes except:

                  (i) to the extent that, giving PRO FORMA effect to the making of such repurchases as of the last day of the most recent Fiscal Quarter, the Leverage Ratio would not exceed 3.00:1.00; or

                  (ii) to the extent that such repurchases are made using Excess
            Cash; provided that such purchases from Excess Cash shall not exceed $5,000,000 in the aggregate unless and until Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent that the aggregate amount of Excess Cash is in excess of $5,000,000.

            (b) Prepay any principal or interest on any other Indebtedness of Borrower or any of its Subsidiaries (other than the Obligations) prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any such Indebtedness of Borrower or any of its Subsidiaries prior to the date when due, except where no Default or Event of Default exists or would result therefrom.

      6.2 PREPAYMENT OF CERTAIN OBLIGATIONS. Prepay any of the any amounts due under the Administrative Services Agreement more than one month prior to the date when due, or prepay any principal (INCLUDING sinking fund payments) or any other amount with respect to any Subordinated Obligation, or purchase or redeem any Subordinated Obligation EXCEPT when no Default or Event of Default exists or would result therefrom, and then only to the extent permitted by the applicable subordination provisions thereof.

      6.3 HOSTILE TENDER OFFERS. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corporation or business entity has notified Borrower or any of its Subsidiaries that it opposes such offer or purchase.

      6.4 MERGERS, ACQUISITIONS, SALES OF ASSETS, ETC. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of any of its property or assets in a transaction which would constitute a Disposition, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any substantial part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that, (i) to the extent that no Default or Event of Default exists or would result therefrom, and (ii) as a result thereof, no Change of Control has occurred, Borrower and its Subsidiaries may (a) make sales of inventory in the ordinary course of business, (b) sell or otherwise dispose of obsolete or worn-out equipment or materials in the ordinary course of business, and (c) make the Acquisitions contemplated by Section 6.16.

      6.5 DISTRIBUTIONS AND MANAGEMENT FEES. Make any Distribution, whether from capital, income or otherwise, or pay any Management Fees or other amounts to the direct or indirect owners of Borrower, in each case, whether in Cash or other Property OTHER THAN:

            (a) Distributions from any Subsidiary of Borrower to Borrower;

            (b) Distributions payable solely in capital stock of Borrower of the same class as that to which such Distributions are payable;

            (c) The WHX Entertainment Redemption;

            (e) other Distributions made when no Default or Event of Default exists (i) made prior to the Completion Date in an aggregate amount not to exceed $5,000,000 provided that the Requisite Lenders have consented thereto in writing, and (ii) to its parent in an amount equal to the net cash proceeds received by Borrower in connection with any issuance of its equity securities (after transactional expenditures and the amount of taxes reasonably anticipated by Borrower to be payable by Borrower in connection with such transactions);

            (f) Permitted Tax Distributions; and

            (g) Other Distributions made following the Completion Date and when no Default or Event of Default exists or would result therefrom, PROVIDED that, giving PRO FORMA effect to the making of such Distribution as of the last day of the then most recently ended Fiscal Quarter, Borrower is in PRO FORMA compliance with Section 6.14.

      6.6 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, may reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so may reasonably be expected to result in a Material Adverse Effect.

      6.7 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole or engage (directly or indirectly) in any business other than the operation of the present Wheeling Island racing, gaming and entertainment facilities, the Expansion Project, and reasonably related businesses at the same general locations.

      6.8 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien or Negative Pledge upon or with respect to any property or assets (real or personal, tangible or intangible) whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the Uniform Commercial Code or any other similar notice of Lien under any similar recording or notice statute, OTHER THAN:

            (a) Permitted Encumbrances;

            (b) Liens and Rights of Others disclosed on Schedule 6.8; and

            (c) Purchase money Liens securing Indebtedness permitted by Section 6.9(c)

      6.9 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents; and

            (b) Indebtedness outstanding on the Effective Date and described on
Schedule 6.9, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule 6.9, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

            (c) Purchase money Indebtedness, PROVIDED that the aggregate principal amount of such Indebtedness which is incurred during the term of this Agreement does not exceed $7,500,000; and

            (d) The Senior Unsecured Notes.

      6.10 CONTINGENT OBLIGATIONS. Guarantee or assume to agree to become liable in any way, either directly or indirectly, for any additional Indebtedness or liabilities of others except to endorse checks or drafts in the ordinary course of business, or otherwise assume any Contingent Obligation.

      6.11 NEW SUBSIDIARIES. Permit Borrower or any of its Subsidiaries to establish, create or acquire any Subsidiary without the consent of the Administrative Agent and the Requisite Lenders, which consent shall not be unreasonably withheld.

      6.12 TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Borrower or such Subsidiary of Borrower as would reasonably be obtained at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except for (a) Distributions and other amounts paid in accordance with Section 6.5 and Investments permitted by Section 6.16(c), and (b) Payment of amounts accrued following the Effective Date in accordance with the Administrative Services Agreement in an aggregate amount not to exceed (i) during any period of four Fiscal Quarters ending prior to the Completion Date, the greater of $1,200,000 or 1.5% of the revenues of Borrower in such period (but not any prepayments thereof).

      6.13 LEVERAGE RATIO. Permit the Leverage Ratio as of the last day of any Fiscal Quarter described in the matrix set forth below, to exceed the ratio set forth opposite that Fiscal Quarter:


                  Fiscal Quarters Ending                               Maximum Ratio
                  ----------------------                               -------------

                  December 31, 2001 through
                  December 31, 2003                                    4.00:1.00

                  March 31, 2004                                       3.75:1.00

                  June 30, 2004                                        3.50:1.00

                  September 30, 2004                                   3.25:1.00

                  December 31, 2004                                    3.00:1.00

                  March 31, 2005 and thereafter                        2.75:1.00

      6.14 FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter described in the matrix set forth below, to be less than the ratio set forth opposite that Fiscal Quarter:


                  Fiscal Quarters Ending                               Minimum Ratio
                  ----------------------                               -------------

                  December 31, 2001 through
                  June 30, 2004                                        1.25:1.00

                  September 30, 2004 and thereafter                    1.50:1.00

      6.15 CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure other than:

            (a) Capital Expenditures associated with the Expansion Project in an aggregate amount that does not exceed $65,000,000.

            (b) Capital Expenditures associated with the installation of approximately 150 new slot machines at Wheeling Downs, the relocation of the kennels and construction of the proposed paddock in an aggregate amount not to exceed $12,500,000 in the aggregate;

            (c) Maintenance Capital Expenditures in an aggregate amount not to exceed (i) prior to the Completion Date, $1,000,000 in any Fiscal Year and (ii) following the Completion Date, $2,000,000 in any Fiscal Year, PROVIDED that any amount not so expended during any Fiscal Year may be expended in the following Fiscal Year; and

            (d) other Capital Expenditures associated with the Wheeling Island facility or its support facilities which are in an aggregate amount not to exceed $10,000,000 during the term of this Agreement.

      6.16 ACQUISITIONS AND INVESTMENTS. Make any Acquisition or make any Investment, OTHER THAN:

            (a) Investments in Subsidiaries;

            (b) Investments in Cash Equivalents; and

            (c) Investments made in Indebtedness of Delaware North following the Completion Date and when no Default or Event of Default exists or would result therefrom in an aggregate amount not to exceed $20,000,000, PROVIDED that (i) as of the last day of the then most recently ended Fiscal Quarter, and after giving PRO FORMA effect to the making of the Investment as of that date, the Leverage Ratio shall be less than 3.00:1.00, (ii) no Loans or Letters of Credit shall be outstanding hereunder as of the date of the making of such Investment, and (iii) concurrently with the making of such Investment, Borrower shall obtain a negotiable promissory note having a maturity of not more than two years (subject to provisions allowing its renewal for periods resulting in its remaining life to maturity being not in excess of two years) evidencing such Investment and bearing a market rate of interest, which shall contain a conspicuous legend stating that it is subject to a lien in favor of the Administrative Agent.

      6.17 NEW SUBSIDIARIES. Fail to cause any Person which hereafter becomes a Subsidiary of Borrower to execute and deliver to the Administrative Agent (a) a joinder to the Subsidiary Guaranty, a joinder to the Subsidiary Security Agreement and, to the extent that Person owns any Property of the type described therein, (b) a joinder to the Trademark Security Agreement, and (c) to deliver the certificates evidencing all equity interests in such Subsidiary to the Administrative Agent in pledge pursuant to the Security Agreement.

      6.18 SENIOR UNSECURED NOTES. Amend the terms or conditions of the Senior Unsecured Notes, the Indenture or other material transaction document relating to the Senior Unsecured Notes in any respect that is materially adverse to the interests of the Lenders.

      6.19  CONSTRUCTION COVENANTS.

            (a) Make any change to the Plans or Budget which would (i) result in any material change in the scope of the Expansion Project, or (ii) delete or materially amend any of the amenities described on Schedule 6.19.

            (b) Fail to construct the Expansion Project in a good and workmanlike manner in accordance with sound building practices and without material deviation from the Plans (except to the extent approved by the Requisite Lenders), and comply in all material respects with all existing Laws and requirements of all Governmental Agencies having jurisdiction and in all material respects with all future Laws and requirements that become applicable to the Expansion Project.

            (c) Purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the Expansion Project (or on the existing Wheeling Downs facility as contemplated pursuant to the Plans) under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession (EXCEPT for such reservations as may arise solely by operation of Law), or the right to consider such materials personal property after their incorporation in the work of construction, unless the Administrative Agent in each instance has authorized the Borrower to do so in writing in each case except as permitted by Section 6.9(c).

            (d) Fail to promptly pay prior to delinquency (subject to applicable retentions) or otherwise discharge all claims and Liens for labor done and materials and services furnished in connection with the construction of the Expansion Project (and any improvements to the existing Wheeling Downs facility contemplated by the Plans), EXCEPT for claims contested in good faith by appropriate proceedings and without prejudice to the construction timetable, PROVIDED that any such claims are covered by such payment bonds or title insurance policy endorsements as may be reasonably requested by the Administrative Agent.

            (e) Fail to properly obtain, comply with and keep in effect all material permits, licenses and approvals which are customarily required to be obtained from Governmental Agencies in order to construct and occupy the Expansion Project as of the then current stage of construction, and deliver copies of all such permits, licenses and approvals to the Administrative Agent promptly following a written request therefor.

                                    Article 7
                     INFORMATION AND REPORTING REQUIREMENTS

      7.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Advance remains unpaid, any Letter of Credit remains outstanding, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at their sole expense, deliver to the Administrative Agent, a sufficient number of copies for all of the Lenders, of the following:

            (a) Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Borrower, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statement of income and retained earnings and statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of Borrower, subject to normal year-end audit adjustments and (ii) a management narrative of the important operational and financial developments during the year-to-date period;

            (b) Within 120 days after the close of each fiscal year of Borrower,
(i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, and (ii) a management narrative of the important operational and financial developments during the respective fiscal year. The financial statements referred to in clause (i) shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, accompanied by a report and opinion of PricewaterhouseCoopers LLP, or other independent public accountants of recognized national standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be based on an audit conducted in accordance with generally accepted auditing standards as at such date, and which opinion shall be an unqualified opinion.

            (c) Promptly after Borrower's or any of its Subsidiaries' receipt thereof, a copy of the "management letter" (if any) received from its certified public accountants and management's response thereto.

            (d) As promptly as practicable and in any event no later than 90 days following the first day of each fiscal year of Borrower, a budget in form satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Borrower for each of the months of such fiscal year prepared in detail;

            (e) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

            (f) Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or its Successors or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor);

            (g) Promptly after the same are available, copies of any written communication to Borrower or any Subsidiary of Borrower from any Regulatory Board advising it of a violation of or non-compliance with any Applicable Regulation by Borrower or any Subsidiary of Borrower;

            (h) Notice in writing within 30 days after any change of Borrower's senior management personnel;

            (i) Promptly after an officer of any Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole:

                  (i) any pending or threatened Environmental Claim against Borrower or any of its Subsidiaries or any Real Property owned or operated by Borrower or any of its Subsidiaries;

                  (ii) any condition or occurrence on or arising from any Real Property owned or operated by Borrower or any of its Subsidiaries that (a) results in noncompliance by Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries or any such Real Property;.

                  (iii) any condition or occurrence on any Real Property owned or operated by Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; PROVIDED, that in any event Borrower shall deliver to each Lender all notices received by Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Borrower or any of its Subsidiaries of potential liability under CERCLA.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Borrower's or such Subsidiary's response thereto.

            (j) Promptly after (i) Borrower or any of its Subsidiaries receives any correspondence or other written communication from any Regulatory Board (other than correspondence relating to routine operating matters of Borrower or any of its Subsidiaries in the ordinary course of business) or (ii) Borrower or any of its Subsidiaries delivers any correspondence or other written communication to any Regulatory Board (other than correspondence relating to routine operating matters of Borrower or any of its Subsidiaries), Borrower shall deliver copies of any such correspondence or other written communication to each of the Lenders;

            (k) Promptly after request by the Administrative Agent or any Lender, copies of any other material report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency;

            (l) Promptly, and in any event within ten Business Days upon a Senior Officer becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

            (m) Promptly upon, and in any event within five Business Days after an officer of any Party obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or an Event of Default; and

            (n) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

      7.2 COMPLIANCE CERTIFICATES. For so long as any Advance remains unpaid, any Letter of Credit remains outstanding any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) a properly completed Compliance Certificate signed by a Senior Officer.

                                    Article 8
                                   CONDITIONS

      8.1 THE EFFECTIVE DATE. The effectiveness of the amendment and restatement of this Agreement is subject to the following conditions precedent, each of which shall be satisfied prior to the effectiveness hereof (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

            (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Effective Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                  (1) executed counterparts of this Agreement, sufficient in number for distribution to the Lenders and Borrower;

                  (2) Notes issued to each Lender in the principal amount of that Lender's Pro Rata Share;

                  (3) the Subsidiary Guaranty executed by each Subsidiary of Borrower;

                  (4) the Deeds of Trust executed by Borrower and Wheeling Land Development Corporation in forms which are suitable for recordation in the relevant West Virginia recorder's offices;

                  (5) such documentation with respect to Borrower, each Subsidiary Guarantor and each other Obligor as the Administrative Agent may require to establish its due organization, valid existence and good standing, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, INCLUDING certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, and incumbency certificates;

                  (6) the Opinions of Counsel;

                  (7) such assurances as the Administrative Agent deems appropriate that the relevant Governmental Agencies and Regulatory Boards have approved the credit facilities to be provided hereunder to the extent that such approval is required by Applicable Regulations;

                  (8) a Certificate of a Responsible Official signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(d), 8.1(e) and 8.1(g) have been satisfied;

                  (9) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

            (b) The Administrative Agent shall have received assurances of the recordation acceptable to it from First American Title Insurance Company, together with its commitment to issue its ALTA lenders policy of title insurance in the amount of $40,000,000 with such endorsements to coverage and exceptions from coverage as the Administrative Agent may request.

            (c) Evidence that the security interests of the Administrative Agent in the Collateral are of first priority.

            (d) The representations and warranties of Borrower contained in
Article 4 shall be true and correct.

            (e) Borrower, the other Obligors shall be in compliance with all the terms and provisions of the Loan Documents, and after giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

            (f) The fees due and payable on the Effective Date pursuant to
Article 3 shall have been paid.

            (g) No Material Adverse Effect shall have occurred since December 31, 2000.

            (h) Delivery of all financial statements as set forth in Article 7.

            (i) Such environmental reviews and assessments as the Lenders may require with respect to the Real Property.

            (j) Receipt by the Agent of a lenders loss payable endorsement indicating insurance coverages acceptable to the Lender.

            (k) The West Virginia State Lottery Commission shall have approved this Agreement and the other Loan Documents in accordance with the requirements of W.Va. Codess.29-22a-7(a)(5).

            (l) Borrower shall have received, or shall concurrently receive, not less than $125,000,000 in gross proceeds from the issuance of the Senior Unsecured Notes, and Administrative Agent shall have received executed copies of the Stock Redemption Agreement, the Indenture and all of the material instruments, documents and agreements executed in relation thereto, which documents shall (i) provide that the Senior Unsecured Notes shall mature no earlier than seven years after the Effective Date and (ii) otherwise be in form and substance satisfactory to Administrative Agent.

            (m) the WHX Entertainment Redemption shall have been completed, all on terms and conditions satisfactory to the Administrative Agent.

            (n) All legal matters relating to the Loan Documents shall be reasonably satisfactory to Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Administrative Agent.

      8.2 ANY ADVANCE. The obligation of each Lender to make any Advance which would increase the outstanding principal Indebtedness evidenced by the Notes and the obligation of the Lenders to make any LIBOR Loan is subject to the conditions precedent that:

            (a) EXCEPT as disclosed by the Obligors and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (OTHER THAN the representations set forth in Sections 4.4, 4.10 and 4.17) shall be true and correct on the date of such Advance as though made on that date;

            (b) There shall not be any pending or threatened action, suit, proceeding or investigation affecting Borrower or any of its Subsidiaries before any Governmental Agency that constitutes a Material Adverse Effect;

            (c) EXCEPT as provided for in Section 2.1(g), the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) or, in the appropriate case, a Request for Letter of Credit;

            (d) no Default or Event of Default shall have occurred and remain continuing or will result from such Advance;

            (e) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Requisite Lenders reasonably may require.

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                                    Article 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

      9.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

            (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

            (b) Borrower fails to pay any interest on any of the Notes, or any fees under Section 3.3 or any portion thereof, within two Business Days after the date when due; or fails to pay promptly any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof after demand therefor; or

            (c) Borrower fails to comply with any of the covenants contained in
Section 5.13 or in Article 6; or

            (d) Borrower or any other Obligor fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed within ten Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

            (e) Any representation or warranty of Borrower or any other Obligor made in any Loan Document, or in any certificate or other writing delivered by Borrower pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed; or

            (f) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness for borrowed money of $5,000,000 or more, or any guaranty of present or future Indebtedness for borrowed money of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment, the exercise of any "put" exercised by the holder of such Indebtedness or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future Indebtedness for borrowed money of $5,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

            (g) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

            (h) Any Loan Document, at any time after its execution and delivery and for any reason OTHER THAN the agreement of the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Obligor or other party thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

            (i) A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $1,000,000 (other than any money judgment covered in full by insurance) and, absent procurement of a stay of execution, such judgment remains unsatisfied for sixty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any part of the Property of any such Person and is not released, vacated or fully bonded within sixty calendar days after its issue or levy; or

            (j) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or

            (k) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

            (l) Any determination is made by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

            (m) Any Pension Plan maintained by Borrower or any of its Subsidiaries is determined to have an "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

            (n) The occurrence of any License Revocation which results in the legal inability of Borrower to operate video lottery terminals or slot machines at Wheeling Downs for a period of five consecutive calendar days; or

            (o) The occurrence of any Change of Control; or

            (p) any event occurs which gives the holders of any Senior Unsecured Note (or an agent or trustee on its or their behalf) the right to require the issuer to redeem or purchase, or offer to redeem or purchase, all or any portion of the Senior Unsecured Notes which are in excess of $5,000,000, except to the extent that Borrower is then entitled to repurchase Senior Unsecured Notes in the amount which is the subject of such offered repurchase or required purchase pursuant to Section 6.1(a).

      9.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or in the other Loan Documents, or by applicable Law, or in equity, or otherwise:

            (a) Upon the occurrence, and during the continuance, of any Event of Default OTHER THAN an Event of Default described in Section 9.1(j):

                  (1) the Commitment to make Advances and issue Letters of Credit and all other obligations of the Creditors to the Obligors and all rights of Borrower and the other Obligors under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, EXCEPT that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitment and make further Advances and issue further Letters of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders; and

                  (2) the Issuing Lender may demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender as collateral hereunder; and

                  (3) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and may declare all or any part of the unpaid principal of the Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

            (b) Upon the occurrence of any Event of Default described in Section 9.1(j):

                  (1) the Commitment to make Advances and issue Letters of Credit, and all other obligations of the Creditors to the Obligors and all rights of Borrower and any other Obligors under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, EXCEPT that all the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitment and make further Advances and issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders; and

                  (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower or any Co-Borrower, which are expressly waived by Borrower and the Co-Borrowers, to be held by the Issuing Lender in an interest- bearing cash collateral account as collateral hereunder; and

                  (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

            (c) Upon the occurrence and during the continuance of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (EXCEPT as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (EXCEPT as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Obligor and such other rights and remedies as are provided by law or equity. In the event that the Administrative Agent provides any notice to the Borrower of the occurrence of any Event of Default hereunder, the Administrative Agent agrees for the benefit of the West Virginia State Lottery Commission and the West Virginia Racing Commission that it shall provide concurrent notice to the West Virginia State Lottery Commission and the West Virginia Racing Commission thereof (and the Borrower hereby consents to the giving of such notice), PROVIDED that the Borrower shall not have any rights under this sentence. All such notices shall be provided to the West Virginia Lottery Commission and the West Virginia Racing Commission at the following addresses:

                            West Virginia Lottery
                            312 MacCorkle Avenue S.E.
                            Charleston, WV 25327

                            West Virginia Racing Commission

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                            State of West Virginia Department of Tax and Revenue
                            106 Dee Drive
                            Charleston, WV 25311

            (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied FIRST, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, SECOND, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and THIRD, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

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                                   Article 10
                            THE ADMINISTRATIVE AGENT

      10.1 APPOINTMENT AND AUTHORIZATION. Subject to Section 10.8, each Creditor hereby irrevocably appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as a trustee or agent for any Lender or as representative of any Lender for any other purpose and, EXCEPT as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

      10.2 ADMINISTRATIVE AGENT AND AFFILIATES. Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower or any of its Subsidiaries as if it were not the Administrative Agent and without any duty to account therefor to the other Creditors. Bank of America (and each successor Administrative Agent) need not account to any other Creditor for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary trust or other special relationship or any other special relationship with any other Creditor and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

      10.3 PROPORTIONATE INTEREST IN ANY COLLATERAL. The Administrative Agent, on behalf of all the Creditors, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's right to reimbursement for its costs and expenses hereunder (INCLUDING reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

      10.4 LENDERS' CREDIT DECISIONS. Each Creditor agrees that it has, independently and without reliance on any other Creditor or the directors, officers, agents, employees or attorneys thereof, and instead in reliance upon information supplied to it by or on behalf of the Obligors and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender agrees that it shall, independently and without reliance upon any other Creditor or the directors, officers, agents, employees or attorneys thereof, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

      10.5  ACTION BY ADMINISTRATIVE AGENT.

            (a) Absent actual knowledge of the Administrative Agent of the existence of a Default or Event of Default, the Administrative Agent may assume that no Default or Event of Default has occurred and is continuing, unless the Administrative Agent has received notice from the Obligors stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

            (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

            (c) EXCEPT for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, PROVIDED that (i) the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all of the other Creditors, and (ii) the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

            (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), PROVIDED that (i) the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and (ii) if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

            (e) The Administrative Agent shall have no liability to any Creditor for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

      10.6 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

            (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

            (b) May consult with legal counsel (INCLUDING in-house legal counsel), accountants (INCLUDING in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

            (c) Shall not be responsible to any Creditor for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

            (d) EXCEPT to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by any Obligor of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrower or any of its Subsidiaries.

            (e) Will not be responsible to any Creditor for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

            (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

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            (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by any Obligor or paid or payable to or received or receivable from any Lender under any Loan Document, INCLUDING, without limitation, principal, interest, commitment fees, Advances and other amounts.

      10.7 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify and hold the Administrative Agent, and each of its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (INCLUDING, without limitation, attorneys' fees and disbursements and reasonably allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents or any action taken or not taken by such indemnitee thereunder, EXCEPT such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (INCLUDING a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that any Obligor is required by Section 11.3 to pay that cost or expense but fails to do so upon demand.

      10.8 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty days' notice to the Lenders and Borrower. If the Administrative Agent resigns as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor administrative agent as provided for above.

      10.9 FORECLOSURE ON COLLATERAL. It is understood and agreed that the Liens of the Collateral Documents are subject to applicable Law, including without limitation the provisions of West Virginia Code Section 29-22a-1 ET SEQ. Without the Consent of the West Virginia State Lottery Commission, only if such consent is required by the Racetrack Video Lottery Act, W.Va. Code ss.29-22a-1, ET SEQ., the Administrative Agent shall not assign, bail, sublease, hypothecate, transfer or dispose of the video lottery terminals subject to the Collateral Documents and associated equipment or any interest therein. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or any designee thereof) pro rata for the benefit of the Lenders in accordance with their Pro Rata Shares and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

      10.10 NO OBLIGATIONS OF BORROWER. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement.

      10.11 PERMITTED RELEASE OF COLLATERAL. The Administrative Agent is hereby authorized to release its Lien on any Collateral which is the subject of a disposition permitted hereunder, and each Lender shall confirm upon request the authority of the Administrative Agent to make any such release of Collateral.

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                                   Article 11
                                  MISCELLANEOUS

      11.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Creditors provided herein, in the Notes and in the other Loan Documents are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of
Article 8 are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Creditors' rights to assert them in whole or in part in respect of any other Loan or Letter of Credit.

      11.2 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Obligor therefrom, may in any event be effective unless in writing signed or approved in writing by the Requisite Lenders or by the Administrative Agent with the consent of the Requisite Lenders (and, in the case of any amendment, modification or supplement to (i) Article 10, signed by the Administrative Agent, and (ii) to any Loan Document, signed by the Obligors party thereto), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective:

            (a) To amend or modify the principal of, or the amount of principal or principal prepayments on any Note, to increase the amount of the Commitment or the Pro Rata Share of any Lender without the consent of that Lender,

            (b) Without the consent of the affected Lenders, to decrease the rate of interest or amount of any fee payable to any Lender, or to decrease the amount of any unused commitment fee payable to any Lender, or to decrease any other fee or amount payable to any Lender under the Loan Documents;

            (c) To postpone any date (including the Maturity Date) fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any unused commitment fee, or to extend the term of the Commitment, or to release the Subsidiary Guaranty;

            (d) To release any portion of the Collateral having an aggregate value in excess of $100,000 (EXCEPT in connection with the permitted sale or other disposition thereof or as expressly provided in any Loan Document);

            (e) To amend the provisions of the definition of "REQUISITE LENDERS", Section 8.2 or this Section 11.2; or

            (f) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all of the Creditors.

      11.3 COSTS, EXPENSES AND TAXES. Borrower shall pay promptly after demand, accompanied by an invoice therefor, the reasonable out-of-pocket costs and expenses (including without limitation, the allocated fees and expenses of an in-house counsel), of the Administrative Agent in connection with the negotiation, preparation, syndication, administration, execution and delivery of the Loan Documents. Borrower shall pay promptly after demand, accompanied by an invoice therefor, the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment to the Loan Documents or any waiver of the terms thereof, and the reasonable costs and expenses of the Administrative Agent and, after a Default, the Lenders in connection with the refinancing, restructuring, reorganization (INCLUDING a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include the actual environmental review fees, filing fees, recording fees, title insurance premiums and fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (INCLUDING reasonably allocated costs of legal counsel employed by the Administrative Agent), independent public accountants and other outside experts retained by the Administrative Agent, whether or not such costs and expenses are incurred or suffered by the Administrative Agent in connection with or during the course of any bankruptcy or insolvency proceedings of any Obligor. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all documentary, recording, stamp and other taxes, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto. Any amount payable to the Administrative Agent or any Lender under this Section 11.3 shall bear interest from the date of formal written demand for payment after delinquency at the Default Rate.

      11.4 NATURE OF LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by any Creditor pursuant hereto or thereto may, or may be deemed to, make any of the Creditors a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any of its Subsidiaries. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only, is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitment attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

      11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Obligors, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by each Creditor, notwithstanding any investigation made by the Creditors or on their behalf.

      11.6 NOTICES. EXCEPT as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. EXCEPT as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

      11.7 EXECUTION OF LOAN DOCUMENTS. This Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

      11.8  BINDING EFFECT; ASSIGNMENT.

            (a) This Agreement and the other Loan Documents to which any Obligor is a party will be binding upon and inure to the benefit of the relevant Obligor and the Creditors, and their respective successors and assigns, EXCEPT that the Obligors may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Notwithstanding the preceding sentence, Borrower may when no

Default or Event of Default has occurred and remains continuing, assign the Commitments to a limited liability company which (i) is wholly-owned, directly or indirectly by Delaware North, (ii) concurrently assumes the Obligations and the Obligations under the Senior Unsecured Notes pursuant to a transaction and documents which are acceptable to the Administrative Agent, and (iii) succeeds to substantially all of the assets, rights and privileges of the Borrower (including without limitation the Collateral and all gaming licenses held by Borrower). Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

            (b) From time to time following the Effective Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; PROVIDED that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), PROVIDED that the consent of Borrower to assignments shall not be required when any Default or Event of Default has occurred and remains continuing, (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent as provided below, (iii) EXCEPT in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitment equivalent to less than $1,500,000, (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement, and (v) no Lender shall make any assignment to an Assignee which has been found by the West Virginia State Lottery Commission or the West Virginia State Racing Commission, acting under applicable Law, to be unsuitable as a Lender. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under the Loan Documents. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

            (c) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by this Agreement; and
(vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised list of the Pro Rata Shares of the Lenders giving effect thereto.

            (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions (INCLUDING another Lender) in all or a portion of its Pro Rata Share; PROVIDED, HOWEVER, that (i) Borrower shall have provided its written approval to such participation (such approval shall not be unreasonably withheld or delayed), (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose EXCEPT, if the participation Agreement so provides, for the purposes of Sections 3.5, 3.6, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation,
(v) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (vi) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (vii) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Lenders,
(B) reduce the rate of interest payable with respect to the participation, any fee or any other monetary amount payable to the participant, (C) reduce the amount of any installment of principal due under the Notes in a manner which affects the participant, or (D) release any material portion of the Collateral, (E) increase the Commitment, only if the participant's Commitment is increased.

            (f) Notwithstanding anything in this Section 11.8 to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Regulatory Board (including the approval of the identity of any proposed assignee or participant), to the extent required by Applicable Regulations.

      11.9 RIGHT OF SETOFF. If an Event of Default has occurred and is continuing, each Creditor may (but only with the consent of the Requisite Lenders) exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower or any Property of Borrower in its possession against the Obligations.

      11.10 SHARING OF SETOFFS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against any Obligor, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws, (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by any Obligor or any Person claiming through or succeeding to the rights of any Obligor, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Each Obligor expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

      11.11 INDEMNITY BY BORROWER. Borrower agrees to indemnify, save and hold harmless the Creditors and their respective members, directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action, if the claim, demand, action or cause of action arises out of or relates to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship between any such Person and the Creditors under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (INCLUDING reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or as to any claim asserted by that Indemnitee against Borrower to the extent that Borrower prevails on that claim in a final and non-appealable determination by a court of competent jurisdiction or an arbitrator appointed in accordance herewith. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's, as applicable, right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel of its own choosing and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding. In connection with any claim, demand, action or cause of action covered by this
Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; PROVIDED, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and FURTHER PROVIDED that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel. Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement, the repayment of all Loans, and the payment and performance of all other Obligations owed to the Lenders.

      11.12 NONLIABILITY OF THE LENDERS. Borrower acknowledges and agrees that:

            (a) Any inspections of any Property of Borrower made by or through the Creditors are for purposes of administration of the Loans only and Borrower is not entitled to rely upon the same;

            (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, no Creditor shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by any Creditor;

            (c) The relationship between each Obligor and Creditors is, and shall at all times remain, solely that of borrower and lenders; no Creditor shall under any circumstance be construed to be a partner or joint venturer with the Obligors; no creditor shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other special relationship with the Obligors, or to owe any fiduciary duty or other special duty to the Obligors; no Creditor undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Obligors of any matter in connection with their Property or the operations of the Obligors; the Obligors shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither the Obligors nor any other Person is entitled to rely thereon; and

            (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of the Obligors and Borrower hereby indemnifies and holds each Creditor harmless from any such loss, damage, liability or claim.

      11.13 NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and the Creditors in connection with the Loans and is made for the sole benefit of Borrower, the Creditors and the Creditors' successors and assigns. EXCEPT as provided in Sections 11.8, 11.11 and 11.14, no other Person shall have any rights of any nature hereunder or by reason hereof.

      11.14 CONFIDENTIALITY. Each Lender agrees to hold any confidential information that it may receive from Borrower and its Subsidiaries pursuant to this Agreement in confidence, EXCEPT for disclosure: (i) to other Lenders; (ii) to legal counsel and accountants for Borrower and its Subsidiaries or any Lender; (iii) to other professional advisors to Borrower and its Subsidiaries or any Lender, provided that the recipient has accepted such information subject to a confidentiality Agreement substantially similar to this Section 11.14; (iv) to regulatory officials having jurisdiction over that Lender; (v) to any Regulatory Board having regulatory jurisdiction over Borrower or its Subsidiaries; (vi) as required by Law or legal process or in connection with any legal proceeding to which that Lender and Borrower or any of its Subsidiaries are adverse parties; and (vii) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the Borrower has provided its prior written approval and the recipient has accepted such information subject to a written confidentiality Agreement. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or any of its Subsidiaries reasonably considered by them to be confidential, OTHER THAN (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and
(iii) information previously disclosed by Borrower or any of its Subsidiaries to any Person not associated with themselves without a confidentiality Agreement or obligation substantially similar to this Section 11.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty or other special duty on the part of any Creditor to Borrower or any of its Subsidiaries.

      11.15 FURTHER ASSURANCES. Each Obligor shall, at their expense and without expense to the Creditors, do, execute and deliver such further acts and documents as any Creditor from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

      11.16 PRINCIPLES OF RESTATEMENT. This Agreement amends, restates and supercedes the Existing Loan Agreement in its entirety and, together with the other Loan Documents, comprises the complete and integrated Agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. The Creditors shall be entitled to the continuing benefit of each Loan Document heretofore executed by Borrower and each other Obligor which is not expressly terminated hereby, except to the extent expressly amended in writing pursuant to Article 8 or otherwise, including without limitation the Subsidiary Guaranty and each of the Collateral Documents. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      11.17 GOVERNING LAW. EXCEPT to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of New York, without reference to the choice of law or conflicts of laws provisions thereof.

      11.18 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      11.19 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

      11.20 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

      11.21 FOREIGN LENDERS AND PARTICIPANTS. Each Lender, and each holder of a participation interest herein, that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent) on the Effective Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) either Form W8-ECI or other Internal Revenue Service forms satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Borrower (with a copy to the Administrative Agent) such additional duly completed and signed copies of one of such forms as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its LIBOR Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person.

      11.22 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN

EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      11.23 PURPORTED ORAL AMENDMENTS. EACH OBLIGOR EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY CREDITOR OR ITS REPRESENTATIVES THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   "Borrower"

                                   WHEELING ISLAND GAMING, INC., a West Virginia corporation

                                   By:      ____________________________________


                                   Title:   ____________________________________

                                   Address for notices:

                                   Wheeling Island Gaming, Inc.
                                   c/o 40 Fountain Plaza
                                   Buffalo, New York  14202
                                   Attention:  Michael D. Corbin,
                                               Vice President Finance
                                   Telecopier: (716) 858-5264
                                   Telephone:  (716) 858-5000

                                   With copies to:

                                   Sportsystems Corporation
                                   40 Fountain Plaza
                                   Buffalo, New York  14202
                                   Attention: Daniel J. Zimmer
                                   (Also copy General Counsel)

                                   BANK OF AMERICA, N.A., as Administrative
                                   Agent and Issuing Lender

                                   By: ____________________________________
                                       Janice Hammond, Administrative Agent

                                   Address for Notices:

                                   Bank of America, N.A.
                                   Entertainment/Media Group
                                   Agency Management
                                   Corporate & Investment Banking
                                   CA9-706-11-03
                                   555 South Flower Street, 17th Floor
                                   Los Angeles, California  90071
                                   Attn:  Janice Hammond, Vice President
                                   Telecopier:  (213) 345-1210
                                   Telephone:  (213) 345-1213

                                   BANK OF AMERICA, N.A., as a Lender



                                   By: __________________________________
                                        Scott Faber, Managing Director

                                   Address:

                                   Bank of America, N.A.
                                   555 South Flower Street, 17th Floor
                                   Los Angeles, California  90071
                                   Attention:  Scott Faber, Managing Director
                                   Telecopier: (213) 345-1196
                                   Telephone:  (213) 345-1215

                                   Pro Rata Share $20,000,000

                                   WELLS FARGO BANK, N.A., as a Lender



                                   By: __________________________________

                                   Title:________________________________



                                   Address:

                                   ______________________________________

                                   ______________________________________

                                   ______________________________________
                                   Attention:
                                   Telecopier:
                                   Telephone:

                                   Pro Rata Share $15,000,000

                                   WESBANCO BANK, INC.


                                   By:___________________________________
                                       David Pell, Senior Vice President


                                   Address:    WesBanco Bank, Inc.
                                               1 Bank Plaza
                                               Wheeling, West Virginia 26003

                                   Attention:  David Pell, Senior Vice President
                                   Telephone:  (304) 234-9212
                                   Telecopier: (304) 234-9484

                                   Pro Rata Share $5,000,000